                                                                    EXHIBIT 99.1


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
Metaldyne Corporation:


         In our opinion, the consolidated balance sheets and the related statements of operations, of shareholders' equity and of cash flows appearing in the accompanying financial statements as 'Post-acquisition Basis' present fairly, in all material respects, the financial position of Metaldyne Corporation and subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for the year ended December 31, 2001 and the period from November 28, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated statements of operations, of shareholders' equity and of cash flows appearing in the accompanying financial statements as 'Pre-acquisition Basis' present fairly, in all material respects, the results of operations and cash flows of Metaldyne Corporation and subsidiaries for the period from January 1, 2000 to November 27, 2000 and the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 1 to the consolidated financial statements, effective November 28, 2000 the Company reflected a new basis of accounting for their assets and liabilities. As a result, the consolidated financial statements for the periods subsequent to November 27, 2000 reflect the post-acquisition basis of accounting and are not comparable to the consolidated financial statements prepared on a pre-acquisition basis.



PricewaterhouseCoopers LLP



Detroit, Michigan
March 28, 2002, except for Note 27, as to which the date is June 20, 2002.

                               METALDYNE CORPORATION CONSOLIDATED BALANCE SHEET
                                          DECEMBER 31, 2001 AND 2000

                                 (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                              2001                2000
                                                                                              ----                ----
                                        ASSETS
Current assets:
  Cash and cash investments .......................................................       $        --       $    26,320
  Receivables, net ................................................................           104,160           119,970
  Inventories .....................................................................           162,660           193,240
  Deferred and refundable income taxes ............................................            13,630            55,340
  Prepaid expenses and other assets ...............................................            29,330            39,170
                                                                                          -----------       -----------
    Total current assets ..........................................................           309,780           434,040
Equity and other investments in affiliates ........................................            17,130            26,060
Property and equipment, net .......................................................           921,440           960,790
Excess of cost over net assets of acquired companies ..............................         1,038,810         1,004,440
Deferred financing costs and other assets .........................................           666,530           566,500
                                                                                          -----------       -----------
    Total assets ..................................................................       $ 2,953,690       $ 2,991,830
                                                                                          ===========       ===========
                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ................................................................       $   169,160       $   155,620
  Accrued liabilities .............................................................           188,840           196,740
  Current maturities, long-term debt ..............................................            42,700            46,350
                                                                                          -----------       -----------
    Total current liabilities .....................................................           400,700           398,710
Other long-term debt ..............................................................         1,096,060         1,180,940
Subordinated debentures ...........................................................           262,860           245,360
Deferred income taxes .............................................................           337,760           321,340
Other long-term liabilities .......................................................           146,420           147,510
                                                                                          -----------       -----------
    Total liabilities .............................................................         2,243,800         2,293,860
                                                                                          -----------       -----------
Redeemable preferred stock ........................................................            55,160            33,370
Redeemable restricted common stock ................................................            32,760            45,900
Less: Restricted stock awards .....................................................           (12,060)          (20,560)
                                                                                          -----------       -----------
    Total redeemable stock ........................................................            75,860            58,710
                                                                                          -----------       -----------

Shareholders' equity:
Preferred stock (non-redeemable), $1 par:
    Authorized: 25 million;
    Outstanding: None .............................................................                --                --
Common stock, $1 par: .............................................................            42,570            38,670
    Authorized: 250 million;
    Outstanding: 42.6 million and 38.7 million
Paid-in capital ...................................................................           679,670           617,780
Accumulated deficit ...............................................................           (76,440)          (27,260)
Accumulated other comprehensive income (loss) .....................................           (11,770)           10,070
                                                                                          -----------       -----------
    Total shareholders' equity ....................................................           634,030           639,260
                                                                                          -----------       -----------
    Total liabilities, redeemable stock and shareholders' equity ..................       $ 2,953,690       $ 2,991,830
                                                                                          ===========       ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                             METALDYNE CORPORATION
                                     CONSOLIDATED STATEMENT OF OPERATIONS

                                (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               POST ACQUISITION BASIS            PRE ACQUISITION BASIS
                                                               ----------------------            ---------------------
                                                            YEAR ENDED     NOV 28, 2000 -     JAN 1, 2000 -    YEAR ENDED
                                                           DEC 31, 2001     DEC 31, 2000      NOV 27, 2000    DEC 31, 1999
                                                           ------------     ------------      ------------    ------------
Net sales ......................................           $ 2,127,830        $104,770        $ 1,545,390      $ 1,679,690
Cost of sales ..................................            (1,729,610)        (93,610)        (1,163,550)      (1,246,660)
                                                           -----------        --------        -----------      -----------
  Gross profit .................................               398,220          11,160            381,840          433,030
Selling, general and administrative expenses ...              (257,190)        (35,970)          (191,890)        (209,830)
Gains (charge) on disposition of businesses, net                    --              --                680           14,440
Legacy restricted stock award expense ..........                (7,930)         (1,220)            (5,330)          (4,700)
Charge for asset impairment ....................                    --              --                 --          (17,510)
                                                           -----------        --------        -----------      -----------
  Operating profit (loss) ......................               133,100         (26,030)           185,300          215,430
                                                           -----------        --------        -----------      -----------
Other income (expense), net:
  Interest expense .............................              (148,160)        (14,440)           (78,510)         (83,630)
  Equity and other income (loss) from affiliates                (8,930)         (1,000)            10,820           13,230
  Gain (charge) from disposition of, or changes
    in, investments in equity affiliates .......                    --              --             27,520           (3,150)
  Income related to the termination of interest
    rate swap agreements .......................                    --              --             12,940               --
Other, net .....................................               (23,940)         (1,130)            (1,400)          (2,410)
                                                           -----------        --------        -----------      -----------
  Other income (expense), net ..................              (181,030)        (16,570)           (28,630)         (75,960)
                                                           -----------        --------        -----------      -----------
  Income (loss) before income taxes and
    extraordinary charge .......................               (47,930)        (42,600)           156,670          139,470
Income taxes (credit) ..........................                (4,600)        (15,730)            61,370           47,040
                                                           -----------        --------        -----------      -----------
  Net income (loss) before extraordinary
    charge .....................................               (43,330)        (26,870)            95,300           92,430
Extraordinary charge, net of taxes of $7,930 ...                    --              --            (36,330)              --
                                                           -----------        --------        -----------      -----------
  Net income (loss) ............................               (43,330)        (26,870)            58,970           92,430
  Preferred stock dividends ....................                 5,850             390                 --               --
                                                           -----------        --------        -----------      -----------
Earnings (loss) attributable to common stock ...           $   (49,180)       $(27,260)       $    58,970      $    92,430
                                                           ===========        ========        ===========      ===========


                                        YEAR ENDED         NOVEMBER 28, 2000 TO    JANUARY 1, 2000 TO       YEAR ENDED
                                     DECEMBER 31, 2001       DECEMBER 31, 2000     NOVEMBER 27, 2000     DECEMBER 31, 1999
                                     -----------------     --------------------    ------------------    -----------------
                                     BASIC     DILUTED      BASIC      DILUTED     BASIC     DILUTED     BASIC     DILUTED
                                     -----     -------      -----      -------     -----     -------     -----     -------
Earnings (loss) per common share:
 Income (loss) before
   extraordinary charge..........   $(1.16)     $(1.16)      $(.79)      $(.79)     $2.33      $1.89     $2.25     $1.84
Extraordinary charge.............       --          --          --          --       (.89)      (.66)       --      --
                                    ------      ------       -----       -----      -----      -----     -----     -----

Earnings (loss) attributable to
 common stock....................   $(1.16)     $(1.16)      $(.79)      $(.79)     $1.44      $1.23     $2.25     $1.84
                                    ======      ======       =====       =====      =====      =====     =====     =====


The accompanying notes are an integral part of the consolidated financial statements.

                                             METALDYNE CORPORATION
                                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 POST ACQUISITION BASIS           PRE ACQUISITION BASIS
                                                                 ----------------------           ---------------------
                                                                               NOV 28, 2000    JAN 1, 2000
                                                               YEAR ENDED           TO              TO           YEAR ENDED
(AMOUNTS IN THOUSANDS)                                        DEC 31, 2001     DEC 31, 2000    NOV 27, 2000     DEC 31, 1999
----------------------                                        ------------     ------------    ------------     ------------
Cash flows from operating activities:
 Net income (loss) ........................................    $ (43,330)       $ (26,870)      $    58,970      $  92,430
 Adjustments to reconcile net income (loss) to net
   cash provided by (used for) operating activities:
   Depreciation and amortization in operating
    profit ................................................      153,370           10,990            72,530         75,870
   Legacy stock award expense .............................        7,930            1,220             5,330          4,700
   Amortization expense in other income/expense ...........       11,610              550             4,490          2,730
   Deferred income taxes ..................................       13,210            6,380            18,650          9,560
   (Gain) charge on disposition of businesses, net ........           --               --              (680)       (14,440)
   (Gain) charge from disposition or other changes
    in investments in equity affiliates ...................           --               --           (27,520)         6,270
   Equity (earnings) losses, net of dividends .............        8,930            1,010           (11,980)       (10,100)
   Gain on interest swap settlement .......................           --               --           (15,820)            --
   Interest accretion .....................................       17,500            1,360                --             --
   Charge for asset impairment ............................           --              300               120         17,510
   Extraordinary charge related to purchase
    accounting ............................................           --               --            44,260             --
   Other, net .............................................      (12,950)          23,270           (29,110)        (9,260)
 Changes in current assets and liabilities:
   (Increase) decrease in accounts receivable .............       31,870           38,310           (11,980)        (3,500)
   Proceeds from accounts receivable sale .................       16,860           36,000           118,500             --
   (Increase) decrease in inventory .......................       36,340           (2,020)           10,090            400
   (Increase) decrease in prepaid expenses and
    other current assets ..................................        6,670             (220)           (9,510)       (14,390)
   Increase (decrease) in accounts payable and
    accrued expenses ......................................      (76,780)         (95,160)           71,590         (5,150)
                                                               ---------        ---------       -----------      ---------
   Net cash provided by (used for) operating
    activities ............................................      171,230           (4,880)          297,930        152,630
                                                               ---------        ---------       -----------      ---------
Cash flows from investing activities:
   Capital expenditures ...................................     (118,020)          (9,160)          (97,850)      (135,740)
   Proceeds from sale of businesses, net ..................           --               --             3,200         92,620
   Acquisitions, net of cash acquired .....................      (83,320)        (365,170)          (21,330)       (88,550)
   Proceeds from notes receivable .........................        1,100               --             1,260          2,180
   Proceeds from sale of equity investments ...............           --               --           123,920             --
   Proceeds from sale/leaseback of fixed assets ...........       84,660           43,590             7,500         10,320
   Other, net .............................................        3,960               --           (16,240)        (8,260)
                                                               ---------        ---------       -----------      ---------
   Net cash provided by (used for) investing
    activities ............................................     (111,620)        (330,740)              460       (127,430)
                                                               ---------        ---------       -----------      ---------
Cash flows from financing activities:
   Proceeds from borrowings ...............................      126,970          271,470         1,043,120         28,540
   Principal payments on borrowings .......................     (215,500)         (52,600)       (1,100,980)       (40,150)
   Debt issuance costs ....................................           --               --           (41,470)            --
   Investment from Heartland Investment Group .............           --               --           435,220             --
   Retirement of common stock .............................           --               --          (584,830)       (19,530)
   Proceeds from issuance of common stocks ................           --          126,110                --             --
   Dividends paid .........................................           --             (390)          (10,740)       (13,470)
   Purchase accounting transaction costs ..................           --               --           (39,580)            --
   Proceeds from interest rate swap settlement ............           --               --            15,820             --
   Other, net .............................................        2,600            3,320            (5,410)        (5,490)
                                                               ---------        ---------       -----------      ---------
   Net cash provided by (used for) financing
    activities ............................................      (85,930)         347,910          (288,850)       (50,100)
                                                               ---------        ---------       -----------      ---------
Net increase (decrease) in cash ...........................      (26,320)          12,290             9,540        (24,900)
Cash and cash equivalents, beginning of year ..............       26,320           14,030             4,490         29,390
                                                               ---------        ---------       -----------      ---------
Cash and cash equivalents, end of year ....................    $      --        $  26,320       $    14,030      $   4,490
                                                               ---------        ---------       -----------      ---------
Supplementary cash flow information:
   Cash paid (refunded) for income taxes, net .............    $ (15,380)       $  16,500       $     1,500      $  79,000
   Cash paid for interest .................................    $ 133,120        $  17,250       $    76,160      $  54,000
                                                               ---------        ---------       -----------      ---------

The accompanying notes are an integral part of the consolidated financial statements.

                                          METALDYNE CORPORATION
                             CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                     FOR THE YEAR ENDED DECEMBER 31,
                                      2001, THE 34 DAY PERIOD ENDED
                                     DECEMBER 31, 2000, THE 331 DAY
                                   PERIOD ENDED NOVEMBER 27, 2000, AND
                                    THE YEAR ENDED DECEMBER 31, 1999

                                                                     PREFERRED     COMMON       PAID-IN       RETAINED
                                                                       STOCK        STOCK       CAPITAL       EARNINGS
                                                                       -----        -----       -------       --------
Balances, January 1, 1999..........................................                $45,780      $16,820       $245,860
  Comprehensive income:
   Net income......................................................                                             92,430
   Foreign currency translation
   Minimum pension liability (net of tax, $450)
    Total comprehensive income
   Common stock dividends..........................................                                            (13,470)
   Retirement of common stock......................................                 (1,280)     (18,580)
   Exercise of stock options.......................................                    140        1,760           (530)
   Restricted stock awards, net of common stock
   Common stock issued for acquisition
Balances, December 31, 1999........................................      --         44,640           --        324,290
  Comprehensive income:
   Net income......................................................                                             58,970
   Foreign currency translation
   Minimum pension liability (net of tax, $(2,800))
    Total comprehensive income
   Common stock dividends..........................................                                            (10,740)
   Exercise of stock options.......................................                    150          650
   Retirement of shares, net.......................................                (34,780)        (650)      (114,880)
   Issuance of shares
Balances, November 27, 2000........................................     $--        $10,010                    $257,640
                                                                        ===        =======                    ========
New basis beginning equity, 11/28/2000.............................      --        $31,210     $496,210             --
  Comprehensive income:
   Net loss........................................................                                           $(26,870)
   Foreign currency translation
    Total comprehensive income
   Preferred stock dividends.......................................                                               (390)
   Issuance of shares..............................................                  7,460      121,570
                                                                                   -------     --------
Balances, December 31, 2000........................................      --         38,670      617,780        (27,260)
  Comprehensive income:
   Net loss........................................................                                            (43,330)
   Foreign currency translation
   Interest rate arrangements
Minimum pension liability (net of tax, (4,290))
  Total comprehensive income
Preferred stock dividends..........................................                                             (5,850)
Issuance of shares.................................................                  3,900       61,890
                                                                                     -----       ------
Balances, December 31, 2001........................................     $--        $42,570     $679,670       $(76,440)
                                                                        ===        =======     ========       ========


                                                                 OTHER COMPREHENSIVE INCOME
                                                                 --------------------------
                                                           FOREIGN                                           (IN THOUSANDS)
                                                           CURRENCY        MINIMUM                     RESTRICTED         TOTAL
                                                         TRANSLATION       PENSION      INTEREST RATE     STOCK       SHAREHOLDERS'
                                                          AND OTHER       LIABILITY      ARRANGEMENTS    AWARDS          EQUITY
                                                          ---------       ---------      ------------    ------          ------
Balances, January 1, 1999...............................      $3,240       $(10,700)             --     $(47,120)        $253,880
  Comprehensive income:
   Net income ..........................................                                                                   92,430
   Foreign currency translation.........................     (18,110)                                                     (18,110)
   Minimum pension liability (net of tax, $450).........                        700                                           700
                                                                                                                              ---
    Total comprehensive income .........................                                                                   75,020
   Common stock dividends ..............................                                                                  (13,470)
   Retirement of common stock ..........................                                                                  (19,860)
   Exercise of stock options ...........................                                                                    1,370
   Restricted stock awards, net of common stock ........                                                    3,440           3,440
   Common stock issued for acquisition .................
Balances, December 31, 1999.............................     (14,870)       (10,000)             --      (43,680)         300,380
  Comprehensive income:
   Net income ..........................................                                                                   58,970
   Foreign currency translation.........................     (20,690)                                                     (20,690)
   Minimum pension liability (net of tax, $(2,800)).....                     (4,900)                                       (4,900)
                                                                                                                           -------
    Total comprehensive income .........................                                                                   33,380
   Common stock dividends ..............................                                                                  (10,740)
   Exercise of stock options ...........................                                                                      800
   Retirement of shares, net ...........................                                                                 (150,310)
   Issuance of shares ..................................                                                    (180)            (180)
                                                                                                        --------         --------
Balances, November 27, 2000.............................    $(35,560)       (14,900)            $--     $(43,860)        $173,330
                                                            ========        =======             ===     =========        ========



New basis beginning equity, 11/28/2000..................          --             --              --            --        $527,420
  Comprehensive income:
   Net loss ............................................                                                                  (26,870)
   Foreign currency translation.........................     $10,070                                                       10,070
                                                                                                                         --------
    Total comprehensive income .........................                                                                  (16,800)
   Preferred stock dividends ...........................                                                                     (390)
   Issuance of shares ..................................                                                                  129,030
                                                                                                                         --------
Balances, December 31, 2000.............................      10,070             --              --            --         639,260
  Comprehensive income:
   Net loss ............................................                                                                  (43,330)
   Foreign currency translation.........................      (4,370)                                                      (4,370)
   Interest rate arrangements...........................                                     (5,870)                       (5,870)
Minimum pension liability (net of tax, (4,290)).........                    (11,600)                                      (11,600)
                                                                                                                         --------
  Total comprehensive income ...........................                                                                  (65,170)
Preferred stock dividends ..............................                                                                   (5,850)
Issuance of shares .....................................                                                                   65,790
                                                                                                                         --------
Balances, December 31, 2001.............................      $5,700       $(11,600)        $(5,870)    $      --        $634,030
                                                              ======       ========         =======     =========        ========

The accompanying notes are an integral part of the consolidated financial statements.

                              METALDYNE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. RECAPITALIZATION AND CHANGE IN ACCOUNTING BASIS:

RECAPITALIZATION OF METALDYNE CORPORATION ("WE" OR THE "COMPANY")

On November 28, 2000, a recapitalization of the Company was consummated in accordance with the terms of a recapitalization agreement as a result of which each issued and outstanding share of the Company's publicly traded common stock at the time of the recapitalization was converted into the right to receive $16.90 in cash (approximately $585 million in the aggregate) plus additional cash amounts, if any, based upon the net proceeds from any future disposition of the stock of Saturn Electronics & Engineering, Inc. ("Saturn") owned by the Company. In connection with the recapitalization, Masco Corporation, Richard A. Manoogian and certain of the Company's other stockholders agreed to roll over a portion of their investment in the Company and consequently remain as stockholders. As a result of the recapitalization, the Company is controlled by Heartland Industrial Partners L.P. ("Heartland") and its co-investors.

The recapitalization was completed by a merger of the Company with Riverside Acquisition Corporation, with the Company being the surviving entity. At the same time, substantially all of the assets of the Company were contributed to a new wholly owned subsidiary entity, Metalync Company, LLC (now known as Metaldyne Company, LLC) ("LLC"), including operating assets and stock in subsidiaries. In addition, the LLC assumed the obligation to pay the principal and interest on the 41/2% debentures due in 2003, although the Company remains responsible.

In connection with the recapitalization, Heartland, Credit Suisse First Boston Equity Partners, L.P., Masco Corporation, Richard A. Manoogian, their various affiliates and certain other stockholders of the Company, entered into a Shareholders' Agreement regarding their ownership of the Company's common stock. Owners of an aggregate of approximately 90% of the Company's outstanding common stock are party to the Shareholders' Agreement, which imposes certain restrictions on, and rights with respect to the transfer of, Company Common Stock. The Agreement also entitles the shareholders to certain rights regarding corporate governance of the Company.

Prior to the completion of the acquisition and in connection with the recapitalization transaction under which our common stock became privately held, the Company agreed to pay approximately $44 million of transaction related costs. These costs were recorded as an extraordinary loss of $36 million, net of $8 million tax expense for the period ended November 28, 2000.

CHANGE IN ACCOUNTING BASIS

At the time of the recapitalization and in compliance with the provisions of Staff Accounting Bulletin 54 (Topic 5-J), we elected to account for the transaction on a carry-over basis, rather than as a purchase requiring that we establish a new basis in our assets and our liabilities, due to the continuing interest of certain of our former security holders and the continued listing of our subordinated debentures on the New York Stock Exchange (NYSE) which were registered under the Securities Exchange Act of 1934. In December 2001, our debentures were de-listed with the NYSE and de-registered under the Exchange Act. We have determined that the effect of these actions is to require that we retroactively adopt purchase accounting for the November 2000 recapitalization transaction during our fourth quarter 2001.

On November 28, 2000, the Company was acquired by Heartland and its co-investors for approximately $435 million in cash and the assumption of $1,300 million in debt. In order to effect the acquisition, new common and preferred shares valued at $125 million were issued to Masco Corporation, Richard A. Manoogian and certain other continuing shareholders of the acquired company. Excess cost over net assets acquired of approximately $856 million are being amortized over 40 years.

The pre-acquisition basis financial information for the periods prior to November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis.

                              METALDYNE CORPORATION

2. ACCOUNTING POLICIES:

Principles of Consolidation. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions have been eliminated. Corporations that are 20 to 50 percent owned are accounted for by the equity method of accounting; ownership less than 20% is accounted for on the cost basis unless the Company exercises significant influence over the investee. Capital transactions by equity affiliates, which change the Company's ownership interest at amounts differing from the Company's carrying amount, are reflected in other income or expense and the investment in affiliates account.

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

Cash and Cash Investments. The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash and cash investments.

Derivative Financial Instruments. The Company has entered into interest rate protection agreements to limit the effect of changes in the interest rates on any floating rate debt. Instruments used as hedges must be effective at reducing the risks associated with the underlying exposure and must be designated as a hedge at the inception of the contract. Changes in the fair value of such instruments are recognized in the balance sheet as a component of accumulated other comprehensive income in common shareholders' equity.

Effective January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities." Pursuant to this statement, all derivative instruments are recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in fair value are recognized currently in earnings unless the instrument qualifies for hedge accounting. Under hedge accounting, changes are recorded as a component of other comprehensive income to the extent the hedge is considered effective.

Receivables. Receivables are presented net of allowances for doubtful accounts of approximately $5.4 million at December 31, 2001 and 2000. The Company conducts a significant amount of business with a number of individual customers in the transportation industry. The Company monitors its exposure for credit losses and maintains adequate allowances for doubtful accounts; the Company does not believe that significant credit risk exists. Trade accounts receivable of substantially all domestic business operations are sold, on an ongoing basis, to MTSPC, Inc., a wholly owned subsidiary of the Company.

Inventories. Inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method.

Property and Equipment, Net. Property and equipment additions, including significant betterments, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Repair and maintenance costs are charged to expense as incurred.

Depreciation and Amortization. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and land improvements, 21/2 to 10%, and machinery and equipment, 62/3 to 331/3%. Deferred financing costs are amortized over the lives of the related debt securities. The excess of cost over net assets of acquired companies is amortized using the straight-line method over the period estimated to be benefited, not exceeding 40 years. At each balance sheet date, management assesses whether there has been a permanent impairment of the excess of cost over net assets of acquired companies by comparing

                              METALDYNE CORPORATION
anticipated undiscounted future cash flows from operating activities with the carrying amount of the excess of cost over net assets of acquired companies (goodwill). The factors considered by management in performing this assessment include current operating results, business prospects, market trends, potential product obsolescence, competitive activities and other economic factors. Based on this assessment, there was no permanent impairment related to the excess of cost over net assets of acquired companies at December 31, 2001.

At December 31, 2001 and 2000, accumulated amortization of the excess of cost over net assets of acquired companies and intangibles was approximately $67 million and $4 million, respectively. Total amortization expense, including amortization of stock awards and prepaid debenture expense, was approximately $83 million, $30 million and $28 million in 2001, eleven months of 2000, and 1999, respectively.

Shipping and Handling Fees and Costs. A portion of shipping and handling fees is included in the selling, general and administrative expenses category in the Consolidated Statement of Income. Shipping and handling expenses included in selling, general and administrative accounts were $23.8 million, $19.9 million and $21.0 million in 2001, eleven months of 2000 and 1999, respectively.

New Accounting Pronouncements and Reclassifications. In June 2001, the Financial Accounting Standards Board approved Statements of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142") which are effective July 1, 2001 and January 1, 2002, respectively, for the Company. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 142, amortization of goodwill, including goodwill recorded in past business combinations, will discontinue upon adoption of this standard. In addition, goodwill recorded as a result of business combinations completed during the six-month period ended December 31, 2001 will not be amortized. The Company has recognized goodwill amortization expense of approximately $28, $19, and $20 million, respectively, for 2001, eleven months of 2000 and 1999. All goodwill and intangible assets will be tested for impairment in accordance with the provisions of the Statement. The Company is currently reviewing the provisions of SFAS 141 and 142 and assessing the impact of adoption.

In June and August 2001, the Financial Accounting Standards Board approved Statements of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") and No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets" ("SFAS 144") which are effective January 1, 2003 and January 1, 2002, respectively, for the Company. SFAS 143 requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value. Under SFAS 144, a single accounting method was established for long-lived assets to be disposed of. SFAS 144 requires the Company to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and the loss is the difference between carrying amount and fair value. The Company is currently reviewing the provisions of SFAS 143 and 144 and assessing the impact of adoption.

                              METALDYNE CORPORATION

3. EARNINGS PER SHARE:

The following are reconciliations of the numerators and denominators used in the computations of basic and diluted earnings per common share:

                                                                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                             2001     11/28/00 -- 12/31/00  1/1/00 -- 11/27/00       1999
                                                             ----     --------------------  ------------------       ----
Weighted average number of shares outstanding .....         42,570            34,670              40,970             41,110
                                                            ======            ======              ======             ======
Income (loss)before extraordinary item ............       $(43,330)         $(26,870)           $ 95,300           $ 92,430
                                                          --------          --------            --------           --------
Less: Preferred stock dividends ...................          5,850               390                  --                 --
                                                          --------          --------            --------           --------
Earnings(loss) used for basic earnings per share
 computation ......................................       $(49,180)         $(27,260)           $ 95,300           $ 92,430
                                                          ========          ========            ========           ========
Basic earnings per share ..........................       $  (1.16)         $   (.79)           $   2.33           $   2.25
                                                          ========          ========            ========           ========
Total shares used for basic earnings per share
 computation ......................................         42,570            34,670              40,970             41,110
Dilutive securities:
Stock options .....................................             --                --                 380                530
Convertible debentures ............................             --                --               9,840              9,840
Contingently issuable shares ......................             --                --               3,740              3,720
                                                          --------          --------            --------           --------
Total shares used for diluted earnings per share
 computation ......................................         42,570            34,670              54,930             55,200
                                                            ======            ======              ======             ======
Earnings (loss) used for basic earnings per share
 computation ......................................       $(49,180)         $(27,260)           $ 95,300           $ 92,430
Add back of debenture interest ....................             --                --               8,510              9,310
                                                          --------          --------            --------           --------

Earnings (loss) used for diluted earnings per share
 computation ......................................       $(49,180)         $(27,260)           $103,810           $101,740
                                                          ========          ========            ========           ========
Diluted earnings (loss) per share .................       $  (1.16)         $   (.79)           $   1.89           $   1.84
                                                          ========          ========            ========           ========


Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock.

Contingently issuable shares, approximately 2.6 million restricted common shares, have an anti-dilutive effect on earnings per share for the periods ended December 31, 2001 and December 31, 2000 (one month).

4. SUPPLEMENTARY CASH FLOW INFORMATION:

Significant transactions not affecting cash were: in 2001, the issuance of approximately $65.4 million and $18.5 of Company common stock and preferred stock, respectively, related to the acquisition of GMTI and in 2000, the issuance of approximately $8 million of Company common stock as additional consideration related to a 1998 acquisition; the issuance of $125 million new common and preferred stock in exchange for Company common stock; the issuance of approximately $9 million of Company common stock through the conversion of restricted stock awards as part of the Heartland acquisition; the acquisition of Simpson for cash and the assumption of approximately $215 million of liabilities.

                              METALDYNE CORPORATION

5. ACQUISITIONS:

On June 22, 2001, the Company purchased from its controlling shareholder, Heartland Industrial Partners ("Heartland"), Global Metal Technologies, Inc. ("GMTI"). GMTI is a fully integrated technology leader in aluminum die-casting with leading market positions in transmission, engine, chassis and steering components. To effect the acquisition, the Company issued common and preferred shares valued at approximately $83.9 million. In addition to securities issued, Metaldyne paid approximately $83 million, net of cash acquired, for the acquisition of GMTI. This acquisition was financed through a combination of borrowings under the Company's tranche C facility, revolving credit facility and proceeds from the sale of accounts receivable pursuant to the accounts receivable facility.

GMTI was originally acquired by the Company's controlling shareholder, Heartland, on January 4, 2001 for a cash purchase price of $25 million, plus debt assumed. This transaction resulted in approximately $100 million of excess of cost over net assets. Our June 22, 2001 acquisition of GMTI has been accounted for in a manner similar to a pooling of interests since these businesses were under common control. Our results of operations for 2001 have been adjusted to include GMTI from January 4, 2001 forward.

On December 15, 2000, the Company acquired Simpson Industries, Inc. for total consideration of $365 million, including fees and expenses and the assumption of indebtedness. The results for 2000 include Simpson sales and operating results since the date of acquisition.

Simpson is a designer and manufacturer of precision-engineered automotive components and modular systems for passenger and sport utility vehicles, light and heavy-duty trucks and diesel engines. For the years ended December 31, 2000 and 1999, Simpson had approximate net sales of $515 million and $533 million, respectively, and approximate operating profit of $35.7 million and $38.9 million, respectively. The acquisition was accounted for as a purchase with excess purchase price over the estimated fair value of net assets acquired of approximately $85 million.

During 1999, the Company acquired Windfall Products, Inc., a manufacturer of transportation-related components that utilizes powder metal technology, significantly expanding the Company's powder metal manufacturing capabilities.

2001 brought significant change to the Company as we worked to consolidate three acquisitions. Effectively, we launched a new Company, with a new name and a new operational mindset different than the acquired legacy companies. We undertook several initiatives in 2001 designed to integrate the three companies into the new vision, aligning the business units under our new operating structure and leadership team, and reformulating our cost structure to be more competitive in the marketplace. To facilitate these initiatives, we terminated hundreds of employees and closed unprofitable businesses and plants. These actions came at a cash cost to the Company, but we believe these actions will lower operating costs going forward. The majority of these actions were completed in 2001, but others will continue in 2002. At December 31, 2001, in addition to the amounts shown in the table below, the Company had an approximate $16 million accrual related to severance agreements with former Company management. The amounts reflected represent total estimated future costs. The following table summarizes the purchase accounting adjustments established relating to the three acquisitions:

                                                                                    (IN MILLIONS)
                                                                        UTILIZED
                                                                        --------
                                                ORIGINAL                                   ACCRUAL AT
                                               ADJUSTMENT        CASH         NON-CASH      12/31/01
                                               ----------        ----         --------      --------
Severance ................................       $29,430       $(6,520)            --        $22,910
Asset impairment .........................         3,230            --        $(3,020)           210
Other closure costs ......................         8,730        (1,880)            --          6,850
                                                 -------       -------        -------        -------
Total ....................................       $41,390       $(8,400)       $(3,020)       $29,970
                                                 =======       =======        =======        =======

                              METALDYNE CORPORATION

6. DISPOSITION OF BUSINESSES:

In the second quarter of 1998, the Company recorded a non-cash charge aggregating approximately $41 million pre-tax (approximately $22 million after-tax) to reflect the write-down of certain long-lived assets principally related to the plan to dispose of certain businesses and to accrue exit costs of approximately $8 million. In April 1999, the Company completed the sale of these aftermarket-related and vacuum metalizing businesses for total proceeds aggregating approximately $105 million, including $90 million of cash which was applied to reduce the Company's indebtedness, a note receivable of $6 million and retained equity interests in the ongoing businesses which were subsequently sold in 2000. These transactions resulted in a 1999 pre-tax gain of approximately $26 million ($15 million after-tax).

In 1999, management adopted a plan to sell its specialty tubing business which resulted in a pre-tax loss of approximately $7 million and an after-tax gain of approximately $5.5 million, due to the tax basis in the net assets of the businesses exceeding book carrying values. This business was sold in January 2000 for proceeds of approximately $6 million consisting of cash and notes.

In addition, the Company recorded in the second quarter 1999 a non-cash pre-tax charge of approximately $17.5 million related to impairment of certain long-lived assets, which included its hydroforming equipment and related intellectual property.

In the fourth quarter 1999, the Company announced the closure of a plant and recorded a non-cash pre-tax charge of approximately $4 million ($2 million after-tax) related principally to employee benefit costs and asset impairments. Accrued exit costs at December 31, 1999 were approximately $12 million, payments and adjustments to accrued estimates approximated $5 million and the ending accrual was approximately $7 million.

7. ACCOUNTS RECEIVABLE SECURITIZATION:

In 2000, the Company entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MTSPC, Inc. ("MTSPC") a wholly owned subsidiary of the Company. MTSPC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $225 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs which amounted to a total of $8.1 million and $4.2 million in 2001 and 2000, respectively, and is included in other expense in the income statement. At December 31, 2001 and 2000, a total of approximately $167 million and $151 million, respectively, of receivables were sold and the Company retained a subordinated interest of approximately $34 million and $17 million, respectively, which was included in the receivables balance in the consolidated balance sheet. The proceeds from the sale of accounts receivable, net for the year ended December 31, 2001 was $16.9 million. The retained subordinated interest is discounted at a rate that approximates fair value given the short-term nature of the receivables balance.

8. INVENTORIES:

                                                  (IN THOUSANDS)
                                                  AT DECEMBER 31
                                                  --------------
                                                2001                2000
                                                ----                ----
Finished goods.........................       $81,540             $87,940
Work in process........................        41,060              44,940
Raw material...........................        40,060              60,360
                                               ------              ------
                                             $162,660            $193,240
                                             ========            ========

                              METALDYNE CORPORATION

9. EQUITY AND OTHER INVESTMENTS IN AFFILIATES:

On November 28, 2000 as part of the Heartland transaction, the Company sold all of its equity investments, except its ownership in Saturn (Saturn Electronics & Engineering, Inc.), for approximately $124 million.

The Company has a 36% common equity ownership in Saturn, a manufacturer of electromechanical and electronic automotive components. The Company's carrying value in the common stock of Saturn exceeded its equity in the underlying net book value by approximately $9 million at December 31, 2001. This excess is being amortized over 40 years. Although no disposition of the stock of Saturn was made prior to November 28, 2000, holders of common stock on this date will be entitled to certain net proceeds, if any, from any subsequent disposition of Saturn. The amount which will be paid to such former stockholders will equal the proceeds in excess of $18.0 million and less than or equal to $40.0 million, any proceeds in excess of $55.7 million and less than or equal to $56.7 million as well as 60% of any proceeds in excess of $56.7 million. Any other proceeds will be retained by the Company.

The carrying amount of investments in affiliates at December 31, 2001 and 2000 was $17.1 million and $26.1 million, respectively.

Approximate combined condensed financial data of the Company's equity affiliates (including all equity affiliates through the date of sale in November 2000) accounted for under the equity method, are as follows:

                                                                                           (IN THOUSANDS)
                                                                                           AT DECEMBER 31
                                                                                           --------------
                                                                                         2001             2000
                                                                                         ----             ----
Current assets ..................................................................     $  85,850        $ 131,320
Current liabilities .............................................................      (143,380)         (66,800)
                                                                                      ---------        ---------
Working capital .................................................................       (57,530)          64,520
Property and equipment, net .....................................................        48,460           62,950
Excess of cost over net assets of acquired companies and other assets ...........        52,260           64,590
Long-term debt ..................................................................            --         (107,840)
Deferred income taxes and other long-term liabilities ...........................       (12,650)         (22,460)
                                                                                      ---------        ---------
Shareholders' equity ............................................................     $  30,540        $  61,760
                                                                                      =========        =========

                                                                                      (IN THOUSANDS)
                                                                            FOR THE YEARS ENDED DECEMBER 31
                                                                            -------------------------------
                                                                         2001             2000             1999
                                                                         ----             ----             ----
Net sales......................................................       $347,480        $3,090,800        $3,304,610
                                                                      ========        ==========        ==========
Operating profit...............................................       $  8,760        $  186,680        $  177,220
                                                                      ========        ==========        ==========
Earnings attributable to common stock..........................       ($24,050)       $   33,220        $   41,070
                                                                      ========        ==========        ==========

                              METALDYNE CORPORATION

Equity and other income from affiliates consists of the following:

                                                                                           (IN THOUSANDS)
                                                                                  FOR THE YEARS ENDED DECEMBER 31
                                                                                  -------------------------------
                                                                                  2001        2000(A)        1999
                                                                                  ----        -------        ----
The Company's equity in affiliates' earnings (loss) available for
  common shareholders.....................................................      $(8,930)       $5,790       $10,300
Interest and dividend income..............................................           --         4,020         2,930
                                                                                -------        ------       -------
Equity and other income (loss) from affiliates............................      $(8,930)       $9,810       $13,230
                                                                                =======        ======       =======

    (a) For the period November 28-December 31, 2000, the Company recognized a $(1.0) million loss on equity in affiliate earnings.


    10. PROPERTY AND EQUIPMENT, NET:

                                                                          (IN THOUSANDS)
                                                                          AT DECEMBER 31
                                                                          --------------
                                                                        2001            2000
                                                                        ----            ----
COST:
Land and land improvements....................................         $29,500        $33,150
Buildings.....................................................         282,590        146,130
Machinery and equipment.......................................         699,320        789,670
                                                                       -------        -------
                                                                     1,011,410        968,950
Less: Accumulated depreciation................................          89,970          8,160
                                                                        ------          -----
                                                                      $921,440       $960,790
                                                                      ========       ========


Depreciation expense totaled approximately $90 million, $53 million and $55 million in 2001, eleven months of 2000 and 1999, respectively.

11. DEFERRED FINANCING AND OTHER ASSETS:

                                                                          (IN THOUSANDS)
                                                                          AT DECEMBER 31
                                                                          --------------
                                                                        2001            2000
                                                                        ----            ----
Customer contracts...............................................      271,180         270,940
Trademarks/trade names...........................................       55,250          56,670
Technology and other intangibles.................................      204,900         150,320
Deferred financing costs.........................................       84,040          43,000
Other............................................................       51,160          45,570
                                                                        ------          ------
Total............................................................     $666,530        $566,500
                                                                      ========        ========



Customer contracts are amortized over a period as little as six years and as large as 40 years depending upon the nature of the underlying contract. Trademarks/trade names are amortized over a 40 year period, while technology and other intangibles are amortized over a period between three and thirty years. The technology and other intangible category primarily represents patents and/or indepth process knowledge embedded within the Company. The Company reviews the carrying value of the impairment whenever events or changes in circumstance indicate.

                              METALDYNE CORPORATION

12. ACCRUED LIABILITIES:

                                                                                   (IN THOUSANDS)
                                                                                   AT DECEMBER 31
                                                                                   --------------
                                                                                 2001            2000
                                                                                 ----            ----
Workers' compensation and self insurance.................................       $37,350         $34,130
Reserve for plant closures...............................................        29,970          34,090
Salaries, wages and commissions..........................................         8,630          15,500
Legacy restricted stock reserve..........................................        14,520          13,750
Vacation, holiday and bonus..............................................        22,690          15,610
Interest.................................................................        17,570           3,440
Property, payroll and other taxes........................................        12,550           9,690
Pension..................................................................        33,090          16,530
Other....................................................................        12,470          54,000
                                                                               --------        --------
                                                                               $188,840        $196,740
                                                                               ========        ========


13. LONG-TERM DEBT:

                                                                                     (IN THOUSANDS)
                                                                                     AT DECEMBER 31
                                                                                     --------------
                                                                                                  2000
                                                                                2001         (IN THOUSANDS)
                                                                                ----         --------------
41/2% Convertible Subordinated Debentures, due 2003......................     $  262,860        $  245,360
Bank revolving credit agreement..........................................             --            48,000
Bank term loans..........................................................      1,112,450         1,150,190
Other....................................................................         26,310            29,100
                                                                              ----------        ----------
                                                                               1,401,620         1,472,650
Less: Current portion of long-term debt..................................         42,700            46,350
                                                                              ----------        ----------
Long-term debt...........................................................     $1,358,920        $1,426,300
                                                                              ==========        ==========

In connection with the November 2000 recapitalization, the Company entered into a credit facility with the Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent, Comerica Bank, as documentation agent, First Union National Bank, as documentation agent, National City Bank, as documentation agent, Bank One, NA, as documentation agent, and the other lenders party thereto.

The credit facility consists of a senior revolving credit facility and three senior term loan facilities. The revolving credit facility is comprised of loans in a total principal amount of up to $300 million. The tranche A, tranche B and tranche C facilities are comprised of loans in total principal amount of $449.0 million, $478 million and $185 million as of December 31, 2001.

The revolving credit facility and the tranche A facility will mature on May 28, 2007, the tranche B facility will mature on November 28, 2008 and the tranche C facility matures on February 27, 2009.

                              METALDYNE CORPORATION

As of December 31, 2001, the amortization of our bank term indebtedness is as follows (in millions):

   2002..................       $37.4
   2003..................        71.5
   2004..................        81.3
   2005..................        81.3
   2006..................        91.1
   2007..................       263.1
   2008..................       370.2
   2009..................       116.5


The obligations under the credit facility are collateralized by substantially all of the Company's assets and are guaranteed by substantially all of the Company's domestic subsidiaries.

Borrowings under the credit facility will bear interest, at our option, at either:

     o a base rate used by JP Morgan Chase Bank, plus an applicable margin; or

     o a eurocurrency rate on deposits for one, two, three or nine month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.

     The applicable margin on loans is subject to change depending on the leverage ratio. As of December 31, 2001, the applicable margins on our revolving loans and tranche A loans which are base rate loans was 2.75% and on eurocurrency loans was 3.75%; the applicable margin on tranche B loans which are base rate loans was 3.50% and on eurocurrency loans was 4.50%; the applicable margin on tranche C loans which are base rate loans was 3.50% and on eurocurrency loans was 4.50%. The interest rate applicable to the revolver and term loans are principally at alternative floating rates, which approximated 6% at December 31, 2001.

     We also pay the lenders a commitment fee on the unused commitments under the credit facility equal to 0.75% per annum if less than 50% of the revolving facility commitments are outstanding and 0.50% per annum is to be paid if 50% or more of the revolving facility commitments are outstanding, in each case, payable quarterly in arrears. The commitment fee is subject to reduction depending on the leverage ratio.

     Subject to exceptions for reinvestment of proceeds and other exceptions and materiality thresholds, we are required to prepay outstanding loans under the credit facility with excess cash flow, the net proceeds of certain asset dispositions, casualty and condemnation recovery events and incurrences of permitted debt.

     The credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries. The credit facility contains the following negative covenants and restrictions, among others: restrictions on debt, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, asset dispositions, sale-leaseback transactions, hedging agreements, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, restrictive agreements, amendments to charter, by-laws and other material documents and use of reserved funds. The credit facility also requires us and our subsidiaries to meet certain financial covenants and ratios computed quarterly. The credit facility requires us to maintain restricted cash either in escrow from the proceeds of certain debt financing or in the form of availability under our revolving credit facility and accounts receivable financing in increasing amounts at specified dates until the maturity of the convertible subordinated debentures. The restricted cash amounts are $70 million from November 28, 2000 to September 30, 2002; $100 million from October 2002 to December 2002; $125 million from January 2003 to March 2003; $150 million from April 2003 to June 2003; $175 million from July 2003 to September 2003; and $205 million from October 2003 to December 15, 2003. Such amounts are reduced to the extent that convertible subordinated debentures are repaid with certain debt proceeds, as well as equity proceeds, prior to maturity.

                              METALDYNE CORPORATION

The credit facility contains the following affirmative covenants, among others: mandatory reporting of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain events of default and other events, written notice of change of any information affecting the identity of the record owner or the location of collateral, preservation of existence and intellectual property, payment of obligations, maintenance of properties and insurance, notice of casualty and condemnation, access to properties and books by the lenders, compliance with laws, use of proceeds and letters of credit, additional subsidiaries, interest rate protection agreements, and maintenance of stated available funds.

The credit facility specifies certain customary events of default, including, among others, non-payment of principal, interest or fees, violation of covenants, cross-defaults and cross-accelerations, inaccuracy of representations and warranties in any material respect, bankruptcy and insolvency events, change of control, failure to maintain security interests, specified ERISA events, default by Masco Corporation to make loans under subordinated loan agreement or such subordinated loan agreement shall cease or be asserted not to be in full force and effect, one or more judgments for the payment of money in an aggregate amount in excess of $15.0 million, the guarantees shall cease to be in full force and effect or the subordination provisions of any of our subordinated debt are found to be invalid.

As of December 31, 2001, we have $305 million of 4 1/2% Convertible Subordinated Debentures due December 15, 2003 outstanding. In connection with the change in accounting basis described in Note #1, the convertible subordinated debentures have been adjusted to fair market value at the date of purchase, with a balance at December 31, 2001 of $262.8 million. The Company will accrete from the carrying value to the liquidation value of $305 million ratably until maturity in 2003. Each $1,000 principal amount of convertible debentures was convertible prior to the recapitalization into shares of our common stock at a conversion price of $31.00 a share. As a result of the recapitalization, the convertible debentures are convertible into the right to receive the merger consideration paid to common stockholders in the recapitalization at a conversion price of $31.00 per the consideration payable with respect to a share of common stock and are, accordingly, not expected to be converted.

Interest at a rate of 4 1/2% is paid semi-annually on the convertible debentures on June 15 and December 15 to record holders of the convertible debentures on the preceding June 1 or December 1, respectively. The convertible debentures mature on December 15, 2003. The convertible debentures can be redeemed by us at any time, in whole or in part, upon not less than thirty days' nor more than sixty days' notice at a redemption price of 100.50% of the principal amount outstanding if such redemption is prior to December 15, 2002; and at 100.00% of the principal outstanding amount if such redemption is after December 15, 2002.

These debentures are classified as long-term because the Company has the ability and intent to refinance on a long-term basis any amounts that might be required to be paid to debenture holders in the next year. Masco Corporation has agreed to purchase from the Company, at the Company's option, up to $100 million of a new issue of Metaldyne long-term subordinated debt, subject to certain conditions, on or prior to October 31, 2003. However, the credit agreement significantly restricts the Company's right to require Masco Corporation to purchase such long-term subordinated debt until such time as the convertible subordinated debt matures or is repaid from subordinated debt or equity proceeds prior to maturity. In addition and at December 31, 2001 the Company's revolving credit agreement has $70 million available for the payment of amounts demanded by debenture holders, which, together with the right of the Company to require Masco Corporation to purchase $100 million of long-term subordinated debt, results in available funds of $170 million. The $170 million is sufficient to satisfy the maximum amount that would be required if all debenture holders elect to convert their bonds into the $16.90 per share recapitalization cash consideration.

Other debt includes borrowings by the Company's subsidiaries denominated in foreign currencies. At December 31, 2001, there was approximately $200 million unused and available under the revolving credit agreement.

                              METALDYNE CORPORATION

In February 2001, the Company entered into interest rate protection agreements with various financial institutions to hedge a portion of its interest rate risk related to the term loan borrowings under its Credit Facility. These agreements include two interest rate collars with a term of three years, a total notional amount of $200 million, and a three month LIBOR interest rate cap and floor of 7% and approximately 4.5%, respectively. The agreements also include four interest rate caps at a three month LIBOR interest rate of 7% with a total notional amount of $376 million. Neither the Company nor the counterparties are required to collateralize their respective obligations under these agreements.

The maturities of our total debt at December 31, 2001 during the next five years are as follows (in millions): 2002 -- $43; 2003 -- $383; 2004 -- $85; and 2005
-- $84 and 2006 -- $850.

Subsequent to December 31, 2001, the Company made a prepayment of approximately $33 million on the tranche term loan facilities, from the net proceeds of two sale-leaseback agreements entered into January 2002.

14. LEASES:

The Company leases certain property and equipment under operating and capital lease arrangements that expire at various dates through 2021. Most of the operating leases provide the Company with the option, after the initial lease term, either to purchase the property or renew its lease at the then fair value. Certain assets have been pledged as collateral for one of the operating lease arrangements. Rent expense was $27.1, $8.0 and $8.1 million for the years ended December 31, 2001, eleven months of 2000, and 1999, respectively.

The Company completed sale/leaseback financings in 2001 and 2000 relating to certain equipment and buildings, the proceeds of which were used to pay down the term loan facilities. Due to the sale/leaseback financings, the Company has significantly increased its commitment to future lease payments.

In June 2001, a subsidiary of the Company sold and leased back equipment under a synthetic sale/leaseback structure. At closing, fair market value of the equipment sold was $24.9 million for which the Company provided a guarantee of all obligations of its subsidiary under the lease. At the end of the lease (including the expiration of all renewal options) the Company has the option of either purchasing all of the equipment for approximately $10 million or returning the equipment to the lessor under the lease. In the event the equipment is returned, the Company and lessor shall arrange for the disposition of the equipment. At such time the Company is obligated to pay approximately $10 million to the lessor and is entitled to receive from the lessor a residual value equal to approximately $1.4 million plus proceeds from the disposition of the equipment for the extent such proceeds exceed $1.4 million.

                              METALDYNE CORPORATION

Future minimum lease payments under scheduled capital and operating leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 2001 are as follows:

(AMOUNTS IN THOUSANDS)                        CAPITAL LEASES    OPERATING LEASES
----------------------                        --------------    ----------------
2002........................................     $ 2,920            $ 32,620
2003........................................       2,760              29,650
2004........................................       1,870              27,900
2005........................................         980              21,300
2006........................................         140              18,960
Thereafter..................................          --              92,260
                                                 -------            --------
Total minimum payments......................     $ 8,670            $222,690
                                                 -------            --------
Amount representing interest................     $(2,630)
                                                 -------
Obligations under capital leases............       6,040
Obligations due within 1 year...............      (1,710)
                                                 -------
Long-term obligations under capital leases..     $ 4,330
                                                 =======


15. REDEEMABLE PREFERRED STOCK:

The Company issued in 2000 361,001 shares of $36.1 million in liquidation value ($33 million estimated fair value for accounting purposes) of Series A preferred stock par value $1 and authorized 370,000 shares to Masco Corporation. The Company will accrete from the carrying value to the liquidation value ratably over the twelve-year period. The preferred stock is mandatorily redeemable on December 31, 2012. Series A preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 13 percent per annum for periods ending on or prior to December 31, 2005 and 15 percent per annum for periods after December 31, 2005 plus 2% per annum for any period for which there are any accrued and unpaid dividends ("Recapitalization and Change in Accounting Basis" footnote).

The Company issued 184,153 shares valued at $18.5 million of redeemable Series B preferred stock in exchange for interests in GMTI held by its former shareholders. The redeemable Series B preferred shares issued are mandatorily redeemable on June 15, 2013. The Series B preferred stockholders are entitled to receive, when, as and if declared by the Company's Board of Directors, cumulative semi-annual cash dividends at a rate of 11.5% per annum.

16. SHAREHOLDERS' EQUITY:

The Company repurchased and retired approximately 1.3 million shares of its common stock in 1999 and 3.6 million shares of its common stock in 1998, pursuant to Board of Directors' authorized repurchase programs.

In exchange for all of the shares held by Heartland in GMTI, the Company issued common shares valued at approximately $45.4 million, which was equal to Heartland's investment in GMTI on the date of transfer in June 2001. Also as part of the transaction the Company issued common shares valued at $20 million in exchange for interests in GMTI held by its former shareholders.

On the basis of amounts paid (declared), cash dividends per common share were $0.24 ($0.24) in 2000 (eleven month period) and $0.30 ($0.30) in 1999.

17. STOCK OPTIONS AND AWARDS:

Prior to the recapitalization, the Company's Long Term Stock Incentive Plan provided for the issuance of stock-based incentives. The Company granted long-term stock awards, net, for 401,000 and

                              METALDYNE CORPORATION

622,000 shares of Company Common Stock during 2000 (prior to the recapitalization) and 1999, respectively, to key employees of the Company. The weighted average fair value per share of long-term stock awards granted during 2000 and 1999 on the date of grant was $13 and $14, respectively. Compensation expense for the vesting of long-term stock awards was approximately $7.9, $6.5 and $4.7 million in 2001, eleven months of 2000 and 1999, respectively. Prior to the recapitalization merger, the unamortized value of unvested stock awards were generally amortized over a ten-year vesting period and were recorded in the financial statements as a deduction from shareholders' equity.

As part of the recapitalization, the Company cancelled outstanding stock awards and made new restricted stock awards to certain employees of approximately 3.7 million shares of Company Common Stock. Under the terms of the recapitalization agreement, those shares become free of restriction, or vest, as to one-quarter upon the closing of the recapitalization merger and one-quarter in each of January 2002, 2003 and 2004. Holders of restricted stock were entitled to elect cash in lieu of 40% of their respective stock, which vested at the closing of the recapitalization merger. On each of the subsequent vesting dates, holders of restricted stock may elect to receive all of the installment in common shares, 40% in cash and 60% in common shares, or 100% of the installment in cash. The number of shares to be received will increase by 6% per annum and any cash to be received will increase by 6% per annum from the $16.90 per share recapitalization consideration. As a result of the ability of the holder to elect a partial or full cash option, the restricted shares have been classified as redeemable restricted common stock. There were approximately 2.6 million restricted shares outstanding at December 31, 2001. At December 31, 2001 holders of unvested awards had elected the cash option for approximately $14.3 million of the January 14, 2002 vesting. As a result, $14.3 million has been reclassified to current liabilities. Under the terms of the Company's credit facility, the Company was limited in its ability to redeem the restricted stock award vesting in January 2002. As a result approximately $8.3 million of deferred payments will accrue interest at 12% until paid.

As part of the recapitalization, holders of options with an exercise price below the merger consideration were entitled to cash equal to the difference between such merger consideration and the exercise price for such options. A payment for this excess was made in January 2001 totaling approximately $14 million. This liability was recognized in 2000 and is included in other accrued liabilities. In addition, $14 million was held in an escrow account and is included in "Prepaid expense and other assets." Holders of options with the exercise price below the merger consideration and former holders of restricted stock will also be entitled to additional cash amounts from the proceeds of the disposition of Saturn stock, if any, in accordance with the recapitalization agreement. Options with an exercise price exceeding the merger consideration were cancelled.

Subsequent to the recapitalization, a new Long Term Equity Incentive Plan (the "Plan") was adopted in 2001, which provides for the issuance of equity-based incentives in various forms. During 2001, the Company granted stock options for 2,855,000 shares at a price of $16.90 per share to key employees of the company. These options have a ten year option period and vest ratably over a three year period from date of grant. However, the options exercisability is limited in the circumstances of a public offering whereby the shares are required to be held and exercised after the elapse of certain time periods.

The weighted average fair value of long-term stock awards granted in 2001 was $16.90 per share.

                              METALDYNE CORPORATION

A summary of the status of the Company's stock options granted under the new Plan or prior plans for the three years ended December 31 is as follows:


                                                       (SHARES IN THOUSANDS)
                                                     2001       2000      1999
                                                     ----       ----      ----
Option shares outstanding, January 1 ............       --      3,880     3,950
Weighted average exercise price .................       --    $    14    $   14
Option shares granted ...........................    2,855         30       180
Weighted average exercise price .................   $16.90    $    12    $   14
Option shares exercised .........................       --       (150)     (140)
Weighted average exercise price .................       --    $     5    $    5
Option shares cancelled due to forfeitures ......       --        (10)     (110)
Weighted average exercise price .................       --    $    11    $   18
Option shares cancelled due to recapitalization .       --     (3,750)       --
Option shares outstanding, December 31 ..........    2,855         --     3,880
Weighted average exercise price .................   $16.90         --    $   14
Weighted average remaining option term (in years)      9.5         --       5.9
Option shares exercisable, December 31 ..........       --         --     1,200
Weighted average exercise price .................       --         --    $    9


A combined total of approximately 4.9, 7.2 and 3.5 million shares of Company Common Stock were available for the granting of options and incentive awards under the above plans in 2001, 2000 and 1999, respectively. The increase in available options and stock awards from 1999 to 2000 is the result of the cancellation of options as a result of the recapitalization.

The Company has elected to continue to apply the provisions of Accounting Principles Board Opinion No. 25 and, accordingly, no stock option compensation expense is included in the determination of net income in the statement of income. The weighted average fair value on the date of grant of options granted was $3.80, not applicable and $3.60 in 2001, 2000 and 1999, respectively. Had stock option compensation expense been determined pursuant to the methodology of SFAS No. 123, "Accounting for Stock-Based Compensation," the pro forma effects on the Company's earnings per share would have been a reduction of approximately $.04 in 2001, no impact in 2000, and $.04 in 1999.

The fair value of the options was estimated at the date of grant using the minimum value method for 2001 and the Black-Scholes option pricing model for 1999, with the following weighted average assumptions:

                                                     2001       2000      1999
                                                     ----       ----      ----
Risk-free interest rate...........................   4.4%        --        5.1%
Dividend yield....................................     --        --        1.9%
Volatility factor.................................     --        --       26.2%
Expected option life (in years)...................    5.5        --        5.5


18. EMPLOYEE BENEFIT PLANS:

Pension and Profit-Sharing Benefits. Substantially all employees participate in noncontributory profit-sharing and/or contributory defined contribution plans, to which payments are approved annually by the Board of Directors. Aggregate charges to income under defined contribution plans were $6 million in 2001, $6 million in 2000 (eleven month period) and $8 million in 1999.

In addition, the Company sponsors defined benefit pension plans for most of its employees. Net periodic pension cost for the Company's defined benefit pension plans includes the following components for the years ended December 31, 2001, eleven months of 2000, and 1999:

                              METALDYNE CORPORATION

                                                                             (IN THOUSANDS)
                                                                       2001       2000       1999
                                                                       ----       ----       ----
Service cost .....................................................    $7,880     $6,460     $7,590
Interest cost ....................................................    18,080     13,250     12,640
Expected return on assets ........................................   (15,170)    (9,450)    (9,670)
Amortization of transition obligation ............................        --        110        130
Amortization of prior-service cost ...............................        10        680        650
Amortization of net loss .........................................        --        780      1,440
                                                                     -------    -------    -------

Net periodic pension cost ........................................   $10,800    $11,830    $12,780
                                                                     =======    =======    =======



Major assumptions used in accounting for the Company's defined benefit pension plans at September 30 are as follows:

                                                                             (IN THOUSANDS)
                                                                       2001       2000       1999
                                                                       ----       ----       ----
Discount rate for obligations ....................................    7.625       7.75%      7.75%
Rate of increase in compensation levels ..........................    4.00%       4.00%      5.00%
Expected long-term rate of return on plan assets .................    9.00%       9.00%      9.00%

The following provides a reconciliation of the changes in the defined-benefit pension plans' projected benefit obligations and fair value of assets for each of the two years ended December 31, and the funded status as of December 31, 2001 and 2000:

                                                                               (IN THOUSANDS)
                                                                           2001             2000
                                                                           ----             ----
CHANGES IN PROJECTED BENEFIT OBLIGATIONS
Benefit obligations at January 1 .................................      $(226,840)       $(173,770)
  Acquisitions ...................................................         (7,130)         (39,440)
  Service cost ...................................................         (7,880)          (5,800)
  Interest cost ..................................................        (18,080)         (13,240)
  Employee contributions .........................................           (310)              --
  Plan amendments ................................................           (480)            (450)
  Actuarial gain (loss) ..........................................            220           (2,080)
  Benefit payments ...............................................         11,730            7,660
  Change in foreign currency .....................................          1,550              280
                                                                        ---------        ---------

Projected benefit obligations at December 31 .....................      $(247,220)       ($226,840)
                                                                        =========        =========

CHANGES IN PLAN ASSETS
Fair value of plan assets at January 1 ...........................       $156,510         $101,260
  Acquisitions ...................................................          2,050           50,980
  Actual return on plan assets ...................................        (14,310)          (1,370)
  Contributions ..................................................         27,650           13,820
  Benefit payments ...............................................        (11,730)          (7,470)
  Expenses/Other .................................................         (1,110)            (710)
                                                                        ---------        ---------
Fair value of plan assets at December 31 .........................       $159,060         $156,510
                                                                         ========         ========

FUNDED STATUS
Plan assets less than projected benefits at December 31 ..........       $(88,160)        $(70,330)
  Unamortized prior-service cost .................................            480               --
  Unamortized net loss ...........................................         29,700               --
                                                                        ---------        ---------
Net liability recognized at December 31 ..........................       $(57,980)        $(70,330)
                                                                         ========         ========

                              METALDYNE CORPORATION

The following provides the amounts related to the plans at December 31, 2001 and 2000:

                                                            (IN THOUSANDS)
                                                          2001          2000
                                                          ----          ----
Prepaid benefit cost..............................      $  4,550      $     --
Accrued benefit liability.........................       (74,530)      (70,330)
Intangible asset..................................           400            --
Accumulated other comprehensive income............        11,600            --
                                                        --------      --------
Net liability recognized..........................      $(57,980)     $(70,330)
                                                        ========      ========


Effective November 28, 2000, adjustments of $9,360 and $5,740 were made to decrease projected benefit obligations and increase fair value of plan assets, respectively, for the defined benefit plans as part of stating the pension liabilities at fair value. The net adjustment has been included as a component of other long-term liabilities in the Consolidated Balance Sheet.

Postretirement Benefits. The Company provides postretirement medical and life insurance benefits, none of which are funded, for certain of its active and retired employees. Net periodic postretirement benefit cost includes the following components for the years ended December 31, 2001, eleven months of 2000, and 1999:

                                                         (IN THOUSANDS)
                                                 2001         2000         1999
                                                 ----         ----         ----
Service cost ............................       $  760       $  300      $  400
Interest cost ...........................        3,080        1,400       1,200
Net amortization ........................         --            500         500
                                                ------       ------      ------
Net periodic postretirement benefit cost        $3,840       $2,200      $2,100
                                                ======       ======      ======


The following provides a reconciliation of the changes in the postretirement benefit plans' benefit obligations for each of the two years ended December 31 and the status as of December 31, 2001 and 2000:

                                                           (IN THOUSANDS)
                                                        2001             2000
                                                        ----             ----
CHANGES IN BENEFIT OBLIGATIONS
Benefit obligations at January 1 ...........         $(40,670)         $(18,200)
  Acquisitions .............................               --           (19,470)
  Service cost .............................             (760)             (300)
  Interest cost ............................           (3,080)           (1,400)
  Employee contributions ...................               --              (100)
  Actuarial gain (loss) ....................             (190)           (2,600)
  Benefit payments .........................            1,990             1,400
                                                     --------          --------
Benefit obligations at December 31 .........         $(42,710)         $(40,670)
                                                     ========          ========

STATUS
Benefit obligations at December 31 .........         $(42,710)         $(40,670)
Unrecognized net gain ......................              190                --
                                                     --------          --------

Net liability at December 31 ...............         $(42,520)         $(40,670)
                                                     ========          ========


The discount rate used in determining the accumulated postretirement benefit obligation was 7.625% and 7.75% in 2001 and 2000, respectively. The assumed health care cost trend rate in 2001 was 11%,

                              METALDYNE CORPORATION
decreasing to an ultimate rate of 5% over twelve years. If the assumed medical cost trend rates were increased by one percent, the accumulated postretirement benefit obligations would increase by $3.2 million and the aggregate of the service and interest cost components of net periodic postretirement benefit obligations cost would increase by $.3 million. If the assumed medical cost trend rates were decreased by one percent, the accumulated postretirement benefit obligations would decrease by $2.9 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost would decrease by $.2 million.

Effective November 28, 2000, an adjustment of $6.2 million was made to increase benefit obligations for the postretirement medical and life insurance plans. The adjustment has been included as a component of other long-term liabilities in the Consolidated Balance Sheet.

19. SEGMENT INFORMATION:

The Company has defined a segment as a component, with business activity resulting in revenue and expense, that has separate financial information evaluated regularly by the Company's chief operating decision maker in determining resource allocation and assessing performance. The Company operates in two operating groups -- Automotive and TriMas.

The Automotive Group consists of one operating segment which manufactures a broad range of engineered metal products used primarily in automotive applications and which combines capabilities in engineering, design, machining and assembly. The Automotive Group's sales are primarily to light vehicle OEM's and component assemblers. The Automotive Group's products include cold, warm and hot forged products, powdered metal products, tubular fabricated products and light metal castings used in engines, transmissions and drivetrains.

Our TriMas Group is comprised of three operating segments:

TRANSPORTATION ACCESSORIES -- Manufacturers towing, trailer and related accessories. The towing and accessories products include trailer hitches, hitch mounted accessories, jacks, couplers and winches, roof racks and related electrical products.

SPECIALTY FASTENERS -- manufacturers standard custom-designed ferrous, nonferrous and special alloy fasteners for the building construction, farm implement, medium- and heavy-duty truck, appliance, aerospace, electronics and other industries. Specialty fasteners are sold through our own sales personnel and independent sales representatives to both distributors and manufacturers in these industries.

INDUSTRIAL SPECIALTIES -- Manufacturers closures and dispensing products, gaskets, insulation products, compressed gas cylinders and precision cutting tools for a wide variety of customers in the chemical, refining, container, construction and other industries.

The Company's export sales approximated $137 million, $131 million and $143 million in 2001, 2000, and 1999, respectively.

The Company acquired Simpson Industries, Inc. on December 15, 2000. December 31 balance sheet data for 2000 includes Simpson and income statement data includes Simpson activity for the period December 15, 2000 through December 31, 2000.

                              METALDYNE CORPORATION

Segment activity for the twelve months ended December 31, 2001, 2000 and 1999 is as follows (except as indicated):


                                                                                     (IN THOUSANDS)
                                                                                     11 MONTHS ENDED
                                                                         2001             11/28/00            1999
                                                                         ----             --------            ----
SALES
Automotive Group .............................................       $ 1,403,410        $   813,180        $   873,150
                                                                     -----------        -----------        -----------
Transportation Accessories ...................................           259,030            260,900            260,370
Industrial Specialties .......................................           321,690            304,240            323,370
Specialty Fasteners ..........................................           143,700            167,070            183,980
                                                                     -----------        -----------        -----------
  TriMas Group ...............................................           724,420            732,210            767,720
Companies Sold or Held for Sale ..............................                --                 --             38,820
                                                                     -----------        -----------        -----------
   Total .....................................................       $ 2,127,830        $ 1,545,390        $ 1,679,690
                                                                     ===========        ===========        ===========
EBITDA
Automotive Group .............................................       $   200,710        $   131,450        $   153,140
                                                                     -----------        -----------        -----------
Transportation Accessories ...................................            38,730             41,160             44,270
Industrial Specialties .......................................            62,650             63,660             71,220
Specialty Fasteners ..........................................            21,310             32,560             39,530
                                                                     -----------        -----------        -----------
  TriMas Group ...............................................           122,690            137,380            155,020
Companies Sold or Held for Sale ..............................                --                 --              5,800
Corporate overhead/centralized resources .....................           (29,000)            (5,670)           (17,960)
                                                                     -----------        -----------        -----------
Total EBITDA .................................................           294,400            263,160            296,000
Depreciation &amortization ...................................          (153,370)           (72,530)           (75,870)
Legacy stock award expense ...................................            (7,930)            (5,330)            (4,700)
                                                                     -----------        -----------        -----------
   Operating profit ..........................................       $   133,100        $   185,300        $   215,430
                                                                     ===========        ===========        ===========


Note: The one-month period ended December 31, 2000 had sales of $105 million and EBITDA of $(14) million.

                              METALDYNE CORPORATION

FINANCIAL SUMMARY BY SEGMENT:

                                                                                    (IN THOUSANDS)
                                                                                       12 MONTHS
                                                                                         ENDED
                                                                        2001           12/31/00           1999
                                                                        ----           --------           ----
NET ASSETS:
Automotive Group .............................................       $  890,050       $  844,530       $  639,330
                                                                     ----------       ----------       ----------

Transportation Accessories ...................................          360,400          421,330          289,530
Industrial Specialties .......................................          611,960          689,760          564,620
Specialty Fasteners ..........................................          331,010          371,860          305,440
                                                                     ----------       ----------       ----------
  TriMas Group ...............................................        1,303,370        1,482,950        1,159,590
Corporate ....................................................          359,570          265,640           73,950
                                                                     ----------       ----------       ----------
  Total ......................................................       $2,552,990       $2,593,120       $1,872,870
                                                                     ==========       ==========       ==========
CAPITAL EXPENDITURES:
Automotive Group .............................................       $   96,730       $   79,910       $   88,890
                                                                     ----------       ----------       ----------
Transportation Accessories ...................................            5,350            9,470            9,190
Industrial Specialties .......................................            7,250           10,380           25,910
Specialty Fasteners ..........................................            6,090            2,950            7,220
                                                                     ----------       ----------       ----------
  TriMas Group ...............................................           18,690           22,800           42,320
Corporate ....................................................            2,600            4,300            4,530
                                                                     ----------       ----------       ----------
  Total ......................................................       $  118,020       $  107,010       $  135,740
                                                                     ==========       ==========       ==========

DEPRECIATION & AMORTIZATION:
                                                                                     1/1 -- 11/27
                                                                                         2000
                                                                                         ----
Automotive Group .............................................       $   86,670       $   34,730       $   36,280
                                                                     ----------       ----------       ----------
Transportation Accessories ...................................           17,640           10,610           10,070
Industrial Specialties .......................................           30,020           17,910           18,390
Specialty Fasteners ..........................................           15,210           10,420           10,600
                                                                     ----------       ----------       ----------
  TriMas Group ...............................................           62,870           38,940           39,060
Corporate ....................................................           23,370            8,670            7,960
                                                                     ----------       ----------       ----------
  Total ......................................................       $  172,910       $   82,340       $   83,300
                                                                     ==========       ==========       ==========


The following table presents the Company's revenues for each of the years ended December 31 and net assets at each year ended December 31 by geographic area, attributed to each subsidiary's continent of domicile. Revenue and net assets from no single foreign country was material to the consolidated revenues and net assets of the Company.

                                                                                                        (IN THOUSANDS)
                                                 2001                            2000                        1999
                                                 ----                            ----                        ----
                                                            NET                           NET                         NET
                                          SALES            ASSETS          SALES         ASSETS        SALES         ASSETS
                                          -----            ------          -----         ------        -----         ------
Europe ............................       $250,850       $290,000       $164,000       $193,880       $165,000      $182,000
Australia .........................         22,030         11,000         23,000         15,000         23,000        14,000
Other North America ...............         71,670         57,000         24,000         56,200         12,000        18,000
                                          --------       --------       --------       --------       --------      --------
Total foreign .....................       $344,550       $358,000       $211,000       $265,080       $200,000      $214,000
                                          ========       ========       ========       ========       ========      ========

                              METALDYNE CORPORATION

A significant percentage of the Automotive Group's revenues are from four major customers. The following is a summary of the percentage of Automotive Group revenue from these customers for the fiscal years ended December 31:

                                                                  2001                2000                1999
                                                                  ----                ----                ----
Ford Motor Company.......................................         16.6%               14.6%               16.2%
General Motors Corporation...............................         12.9%                3.2%                4.2%
New Venture Gear.........................................         11.7%               20.7%               22.8%
DaimlerChrysler..........................................         10.4%                9.8%               11.5%


The information that the chief operating decision maker utilizes includes total net assets as presented in the table above. Total net assets are defined by the Company as total assets less current liabilities.

20. OTHER INCOME (EXPENSE), NET:

                                                              11/28 -- 12/31   1/1 -- 11/27
                                                    2001            2000           2000           1999
                                                    ----            ----           ----           ----
Other, net:
  Interest income ...........................     $  1,110        $   230        $ 1,310        $ 2,170
  Debt fee amortization .....................      (11,620)          (550)        (4,490)        (2,730)
  A/R securitization financing fees .........       (8,140)          (940)        (3,270)            --
  Other, net ................................       (5,290)           130          5,050         (1,850)
                                                  --------        -------        -------        -------
   Total other, net .........................     $(23,940)       $(1,130)       $(1,400)       $(2,410)
                                                  ========        =======        =======        =======


21. INCOME TAXES:

                                                                         (IN THOUSANDS)
                                                                 11/28 -- 12/31   1/1 -- 11/27
                                                      2001             2000            2000             1999
                                                      ----             ----            ----             ----
INCOME (LOSS) BEFORE INCOME TAXES:
  Domestic ..................................       $(82,830)       $ (41,710)       $ 128,030        $123,610
  Foreign ...................................         34,900             (890)          28,640          15,860
                                                    --------        ---------        ---------        --------
                                                    $(47,930)       $ (42,600)       $ 156,670        $139,470
                                                    ========        =========        =========        ========
PROVISION FOR INCOME TAXES:
  Currently payable:
    Federal .................................       $(17,290)       $ (18,580)       $  26,500        $ 26,810
    State and local .........................          2,020           (1,070)           4,770           5,450
    Foreign .................................         (2,540)          (2,460)          11,450           5,220
  Deferred:
    Federal .................................         (4,220)           4,740           19,220           7,390
    Foreign .................................         17,430            1,640             (570)          2,170
                                                    --------        ---------        ---------        --------
    Income taxes ............................       $ (4,600)       $ (15,730)       $  61,370        $ 47,040
                                                    ========        =========        =========        ========

                              METALDYNE CORPORATION

The components of deferred taxes at December 31, 2001 and 2000 are as follows:

                                                                                            (IN THOUSANDS)
                                                                                         2001           2000
                                                                                         ----           ----
DEFERRED TAX ASSETS:
  Inventories ....................................................................     $  4,720       $  3,510
  Accrued liabilities and other long-term liabilities ............................       76,860         68,620
  Expected capital loss benefit from disposition of businesses ...................        3,610          5,030
  Alternative minimum tax ........................................................           --            430
  Net operating losses ...........................................................        7,000             --
                                                                                       --------       --------
                                                                                         92,190         77,590
                                                                                       --------       --------
DEFERRED TAX LIABILITIES:
  Property and equipment .........................................................      206,170        153,610
  Intangible assets ..............................................................      184,530        171,230
  Debt ...........................................................................       15,230         24,130
  Other, principally investments .................................................       10,380         16,540
                                                                                       --------       --------
                                                                                        416,310        365,510
                                                                                       --------       --------

Net deferred tax liability .......................................................     $324,120       $287,920
                                                                                       ========       ========



The following is a reconciliation of tax computed at the U.S. federal statutory rate to the provision for income taxes allocated to income before income taxes:

                                                                             (IN THOUSANDS)
                                                                     11/28 -- 12/31   1/1 -- 11/30
                                                           2001          2000             2000           1999
                                                           ----          ----             ----           ----
U.S. federal statutory rate .........................         35%            35%              35%            35%
Tax at U.S. federal statutory rate ..................   $(16,780)      $(14,900)        $ 54,830       $ 48,810
State and local taxes, net of federal tax benefit ...      1,310           (700)           3,100          3,540
Higher effective foreign tax rate ...................      2,670           (500)           3,060          1,840
Change in German tax rate ...........................         --             --           (2,200)            --
Disposition of businesses ...........................         --             --             (960)        (7,870)
Amortization in excess of tax, net ..................      7,110            500            4,680          2,950
Redemption cost .....................................         --             --               --             --
Other, net ..........................................      1,090           (130)          (1,140)        (2,230)
                                                        --------       --------         --------       --------
Income taxes ........................................   $ (4,600)      $(15,730)        $ 61,370       $ 47,040
                                                        ========       ========         ========       ========


As of December 31, 2001,the Company has unused U.S. net operating loss (NOL) carryforwards of approximately $20 million. These losses will expire in 2021.

A provision has not been made at December 31, 2001 for U.S. or additional foreign withholding taxes on approximately $157 million of undistributed earnings of foreign subsidiaries as those earnings are intended to be permanently reinvested. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

Tax expense for the period January 1, 2000 through November 28, 2000 is shown before the extraordinary item of $36,330, net of tax benefit of $7,930. The tax benefit of the extraordinary item was reduced by $7,560 as a result of such cost being non-deductible redemption cost for tax purposes.

22. FAIR VALUE OF FINANCIAL INSTRUMENTS:

In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," the following methods were used to estimate the fair value of each class of financial instruments:

                              METALDYNE CORPORATION

CASH AND CASH INVESTMENTS

The carrying amount reported in the balance sheet for cash and cash investments approximates fair value.

ACCOUNTS RECEIVABLE, NOTES RECEIVABLE AND OTHER ASSETS

Fair values of financial instruments included in accounts receivable, notes receivable and other assets were estimated using various methods including quoted market prices and discounted future cash flows based on the incremental borrowing rates for similar types of investments. In addition, for variable-rate notes receivable that fluctuate with the prime rate, the carrying amounts approximate fair value.

LONG-TERM DEBT

The carrying amount of bank debt and certain other long-term debt instruments approximates fair value as the floating rates applicable to this debt reflect changes in overall market interest rates. The fair values of the Company's subordinated debt instruments were based on quoted market prices until December 2001 when the debt no longer traded on a public exchange. The fair values of certain other debt instruments at December 31, 2001 are estimated by discounting future cash flows based on the Company's incremental borrowing rate for similar types of debt instruments.

DERIVATIVES

The Company manages its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

In February 2001, the Company entered into interest rate protection agreements with various financial institutions to hedge a portion of its interest rate risk related to the term loan borrowings under its Credit Facility. These agreements include two interest rate collars with a term of three years, a total notional amount of $200 million, and a 3-month LIBOR interest rate cap and floor of 7% and approximately 4.5%, respectively. The agreements also include four interest rate caps at a 3-month LIBOR interest rate of 7% with a total notional amount of $376 million. Neither the Company nor the counterparties are required to collateralize their respective obligations under these agreements.

The fair value of the Company's interest rate protection agreements approximated $(4.6) million at December 31, 2001. The $(4.6) million has been recognized as a liability at December 31, 2001 and the change in fair value is included in other comprehensive income. $(2.7) million of the liability is classified as current based on the maturity dates of the derivatives and is included in accrued liabilities. The remaining $(1.9) million is considered long-term and is included in other long-term liabilities.

Under these agreements, the Company recognized additional interest expense of $1.4 million during the year ended December 31, 2001. The Company expects to reclassify a portion of the $(4.6) million currently included in other comprehensive income into earnings as quarterly interest payments are made. Assuming interest rates remain constant, the Company expects to recognize $2.7 million as additional expense during the year ended December 31, 2002.

Interest rate swap agreements covering a notional amount of $400 million of the Company's floating rate debt were entered into in 1998 at an aggregate interest rate of approximately six percent before the addition of the borrowing margin in the underlying bank agreement. The fair value of the swap agreements, $13 million at December 31, 1999, was not recognized in the consolidated financial statements since they are accounted for as hedges of the floating rate exposure. These swap agreements expired or

                              METALDYNE CORPORATION
were terminated in June 2000 at a gain, and the Company received proceeds of approximately $15.8 million. The cash proceeds were used for the reduction of long-term debt. The Company recognized a pre-tax gain of approximately $13 million in November 2000 related to the interest rate swap agreements as a result of the repayment of the related debt due to the recapitalization.

The carrying amounts and fair values of the Company's financial instruments at December 31, 2001 and 2000 are as follows:

                                                                                (IN THOUSANDS)
                                                                      2001                            2000
                                                                      ----                            ----
                                                           CARRYING         FAIR            CARRYING         FAIR
                                                            AMOUNT          VALUE            AMOUNT          VALUE
                                                            ------          -----            ------          -----
Cash and cash investments ............................            --             --        $   26,320     $   26,320
Accounts receivable, notes receivable and other
  assets .............................................    $  106,170     $  106,170        $  121,580     $  121,450
Interest rate arrangement ............................    $   (4,550)    $   (4,550)               --             --
Long-term debt:
  Bank debt ..........................................    $1,075,010     $1,075,010        $1,165,190     $1,165,190
  41/2% convertible subordinated debentures ..........    $  262,860     $  262,860        $  245,360     $  245,360
  Other long-term debt ...............................    $   21,040     $   21,030        $   15,750     $   15,660


23. COMMITMENTS AND CONTINGENCIES

A civil suit was filed in the United States District Court for the Central District of California in April 1983 by the United States of America and the State of California under the Federal Superfund law against over 30 defendants, including a subsidiary of ours, for alleged release into the environment of hazardous substances disposed of at the Stringfellow Disposal Site in California. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. A consent decree has been entered into by the plaintiffs and the defendants, including us, providing that the consenting parties perform partial remediation at the site. The State has agreed to take over clean-up of the site, as well as responsibility for governmental entities' past response costs, and will continue to do so unless the interim accord between it and the other defendants is terminated on or before April 1, 2002, in which case the extent of the State's responsibility could be subject to future litigation. Additionally, we and approximately 60 other entities including the State are defendants in a toxic tort suit brought in the Superior Court of the State of California in May 1998 by various persons residing in the area of the site and seeking damages for alleged person injuries claimed to arise from exposure to contaminants from the site. The case is still in the discovery state but we believe there are good defenses to the claims against us. Another civil suit was filed in the United States District Court for the Central District of California in December 1988 by the United States of America and the State against more than 180 defendants, including us, for alleged release into the environment of hazardous substances disposed of at the Operating Industries, Inc. site in California. This site served for many years as a depository for municipal and industrial waste. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. Consent decrees have been entered into by the plaintiffs and a group of the defendants, including us, providing that the consenting parties perform certain remedial work at the site and reimburse the plaintiffs for certain past costs incurred by the plaintiffs at the site. While based upon our present knowledge and subject to future legal and factual developments, we do not believe that any of these litigations will have a material adverse effect on our consolidated financial position, results of operations or cash flow, there can be no assurance that future legal and factual developments will not result in materially adverse expenditures.

Additionally, the Company is party to approximately 546 pending cases involving an aggregate of approximately 4,424 claimants alleging personal injury from exposure to asbestos containing materials

                              METALDYNE CORPORATION
formerly used in gaskets (both encapsulated and otherwise) manufactured or distributed by certain of our subsidiaries for use in the petrochemical refining and exploration industries. There were three types of gaskets that we manufactured and we ceased the use of asbestos in our products at various dates in the 1980's and 1990's. We believe that many of our pending cases relate to locations which none of our gaskets were distributed or used. In addition, we acquired various companies to distribute our products that distributed gaskets of other manufacturers prior to acquisition. Approximately 264 cases involving 2,285 claimants (which are not included in the pending cases noted above) that have been either dismissed for lack of product identification or otherwise or been settled or made subject to agreements to settle. Our total settlement costs for all such cases, some of which were filed over 12 years ago, have been approximately $1.2 million. Based upon our experience to date and other available information, we do not believe that these cases will have a material adverse effect on our financial condition or results of operation. However, we cannot assure you that we will not be subjected to significant additional claims in the future or that the cost of settling cases in which product identification can be made will not increase or that we will not be subjected to further claims in respect of the former activities of our acquired gasket distributors.

The Company is subject to other claims and litigation in the ordinary course of our business, but do not believe that any such claim or litigation will have a material adverse effect on our financial position or results of operations.

24. INTERIM AND OTHER SUPPLEMENTAL FINANCIAL DATA (UNAUDITED):

                                                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                     FOR THE QUARTERS ENDED
                                                 DECEMBER           SEPTEMBER          JUNE            MARCH
                                                    31ST               30TH            30TH            31ST
                                                    ----               ----            ----            ----
2001:
Net sales...............................           $484,630          $514,290        $572,780        $556,130
Gross profit............................           $ 70,380          $102,950        $118,550        $106,340
Net (loss)..............................           $(23,000)         $ (6,420)       $   (710)       $(13,200)
  Per common share:
  Basic.................................           $  (0.58)         $  (0.19)       $  (0.04)       $  (0.37)
  Diluted...............................           $  (0.58)         $  (0.19)       $  (0.04)       $  (0.37)
11/28 /2000 -- 12/31/2000:
Net sales...............................           $104,770
Gross profit............................           $ 11,160
Net (loss)..............................           $(26,870)
  Per common share:
  Basic.................................           $   (.79)
  Diluted...............................           $   (.79)
1/1/2000 -- 11/27/2000:
Net sales...............................           $249,910          $393,770        $442,310        $459,400
Gross profit............................           $ 52,950          $ 95,410        $114,080        $119,400
Net income (loss).......................           $(10,890)         $ 17,860        $ 26,180        $ 25,820
  Per common share:
  Basic.................................           $  (0.27)         $   0.44        $   0.64        $   0.63
  Diluted...............................           $  (0.27)         $   0.37        $   0.51        $   0.51
MARKET PRICE PER COMMON SHARE:
  High..................................           $  171/8(a)       $  165/8        $ 147/16        $ 149/16
  Low...................................           $ 153/16(a)       $  101/2        $1013/16        $  113/8


(a) As a result of the recapitalization on November 28, 2000, the Company's stock no longer has a public market. Prices are based upon public market transactions through November 28, 2000.

                              METALDYNE CORPORATION

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)

In the fourth quarter 2000, the Company recognized a pre-tax gain of approximately $13 million related to the interest rate swap agreements that terminated in June 2000 due to the repayment of the related debt.

The 2001 and 2000 income (loss) per common share amounts for the quarters do not total to the full year amounts due to the purchase and retirement of shares throughout the year.

25. RELATED PARTY TRANSACTIONS

In November 2000, we were acquired by an investor group led by Heartland Industrial Partners, L.P. ("Heartland") and Credit Suisse First Boston ("CSFB") in a recapitalization transaction. Heartland is a private equity fund established to "buy, build and grow" industrial companies in sectors with attractive consolidation opportunities. We believe the recapitalization and Heartland's investment in us will allow us to aggressively pursue internal growth opportunities and strategic acquisitions and to increase the scale and profitability of our businesses. In addition, the Company entered into a monitoring agreement with Heartland for an annual fee of $4 million plus additional fees for financings and acquisitions under certain circumstances. Total fees paid to Heartland in 2001 were approximately $4 million. The Heartland monitoring agreement is based on a percentage of assets calculation and Heartland has the option of taking the greater of the calculated fee or $4 million.

Effective January 23, 2001, the Company changed its name to Metaldyne Corporation from MascoTech, Inc. The Company has a corporate services agreement with Masco Corporation, which at December 31, 2001 owned approximately 5.5 percent of the Company's common stock. Under the terms of the agreement, the Company pays fees to Masco Corporation for various corporate staff support and administrative services, research and development and facilities. Such fees aggregated approximately $.4 million in 2001, $2.9 million, net in 2000 and $6.4 million in 1999. In addition, Metaldyne received an additional one-time reimbursement in 2001 related to certain post-acquisition costs. The Company and Masco have agreed that Masco will continue to provide certain services, on a reduced basis through 2002.

26.  GOODWILL

Effective January 1, 2002, we adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" and ceased the amortization of goodwill. At January 1, 2002, our unamortized goodwill balance was approximately $1,039 million. The Company's Step 1 test as required by SFAS No. 142 indicated a carrying value in excess of fair value relating to the TriMas reporting units at January 1, 2002. The Company will be completing the more detailed Step 2 analysis and recording the required adjustment, if any, by the end of fiscal 2002.

Additionally, we have completed our assessment for the Automotive Group which has indicated that the fair value of these units exceed their corresponding carrying value which we have determined based upon the discounted estimated future cash flows of the reporting units.

The following table summarizes the effect on net income (loss) and basic and diluted earnings (loss) per share as a result of excluding amortization expense related to goodwill that is no longer being amortized for the year ended December 31, 2001, the eleven months ended November 28, 2000, the one month period ended December 31, 2000 and the year ended December 31, 1999.

                                                                 Twelve Months    One Month Ended   Eleven Months     Twelve Months
                                                                     Ended                              Ended             Ended
                                                                  December 31,     December 31,      November 28,      December 31,
                                                                      2001             2000              2000              1999
                                                                      ----             ----              ----              ----
Income (loss) before extraordinary items ......................     $(43,330)       $(26,870)         $ 95,300          $ 92,430
Extraordinary items, net of income taxes ......................           --              --           (36,330)               --
                                                                     -------        --------          --------          --------
Net Income (loss) .............................................      (43,330)        (26,870)           58,970            92,430
Add back:  goodwill amortization ..............................       25,780           1,610            18,100            18,600
                                                                     -------        --------          --------          --------
Net income (loss) as adjusted .................................      (17,550)        (25,260)           77,070           111,030
Less:  Preferred stock dividends ..............................        5,850             390                --                --
                                                                     -------        --------          --------          --------
Net income (loss) attributable to common stock, as adjusted ...      (23,400)        (25,650)           77,070           111,030
                                                                     =======        ========          ========          ========
Basic earnings (loss) per share, as adjusted ..................      $ (0.55)       $  (0.74)         $   1.88          $   2.70
                                                                     =======        ========          ========          ========
Diluted earnings (loss) per share, as adjusted ................      $ (0.55)       $  (0.74)         $   1.40          $   2.01
                                                                     =======        ========          ========          ========


                              METALDYNE CORPORATION

27.  SUBSEQUENT EVENTS

     Issuance of Senior Subordinated Notes: On June 20, 2002, the Company (the "Parent") issued $250 million of 11% Senior Subordinated Notes due 2012 (the "11% Notes). Certain of the Company's domestic wholly owned subsidiaries, as defined in the related bond indenture, (the "Guarantors") irrevocably and unconditionally fully guarantee the 11% Notes. Set forth below, the condensed consolidating financial information presents the financial position, results of operations and cash flows of the guarantors.

     Trimas Divestiture: On June 6, 2002, the Company sold TriMas Corporation ("TriMas") common stock to Heartland Industrial Partners, L.P. ("Heartland") and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. The Company retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of TriMas common stock at a nominal exercise price. Consequently, as a result of the investment and the other transactions, the Company (1) received $840 million in the form of cash, debt reduction of approximately $496 million and reduced receivables facility balances by approximately $136 million and (2) received or retained common stock and a warrant in TriMas representing the Company's 34% retained interest. As Heartland is the Company's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and accordingly no gain or loss has been recognized.

                              METALDYNE CORPORATION

Post-acquisition Basis Condensed Consolidating Financial Information

The following condensed consolidating financial information presents:

     (1) Condensed consolidating financial statements as of December 31, 2001 and 2000, and for the year ended December 31, 2001, the one month ended December 31, 2000 of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

     (2) Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.


METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING BALANCE SHEETS
DECEMBER 31, 2001
$ IN THOUSANDS

                                                            PARENT       GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATED
                                                            ------       ---------    -------------   ------------   ------------
ASSETS
Current assets:
Cash and cash investments                                $        -      $  (12,930)     $   12,930    $         -      $        -
Receivables, net                                                  -           7,320          96,840              -         104,160
Inventories                                                       -          44,850         117,810              -         162,660
Deferred and refundable income taxes                              -          12,500           1,130              -          13,630
Prepaid expenses and other current assets                         -          18,850          10,480              -          29,330
                                                         ----------      ----------      ----------    -----------      ----------
Total current assets                                              -          70,590         239,190              -         309,780
Equity and other investments in affiliates                        -               -          17,130              -          17,130
Property and equipment, net                                       -         494,530         426,910              -         921,440
Excess of cost over net assets of acquired companies              -         503,970         534,840              -       1,038,810
Investment in subsidiaries                                  712,350         423,070               -     (1,135,420)              -
Deferred financing costs and other assets                         -         330,840         335,690              -         666,530
                                                         ----------      ----------      ----------    -----------      ----------
Total assets                                             $  712,350      $1,823,000      $1,553,760    $(1,135,420)     $2,953,690
                                                         ==========      ==========      ==========    ===========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                         $        -      $   91,750      $   77,410     $        -      $  169,160
Accrued liabilities                                               -         132,240          56,600              -         188,840
Current maturities, long-term debt                                -           9,340          33,360              -          42,700
                                                         ----------      ----------      ----------    -----------      ----------
Total current liabilities                                         -         233,330         167,370              -         400,700
Other long-term debt                                              -         672,770         423,290              -       1,096,060
Subordinated debentures                                           -         262,860               -              -         262,860
Deferred income taxes                                             -         148,270         189,490              -         337,760
Other long-term liabilities                                       -         128,360          18,060              -         146,420
Intercompany accounts, net                                    2,460        (317,810)        315,350              -               -
                                                         ----------      ----------      ----------    -----------      ----------
Total liabilities                                        $    2,460      $1,127,780      $1,113,560     $        -      $2,243,800
                                                         ----------      ----------      ----------    -----------      ----------
Redeemable preferred stock                                   55,160               -               -              -          55,160
Redeemable restricted common stock                           32,760               -               -              -          32,760
Less:  Restricted stock awards                              (12,060)              -               -              -         (12,060)
                                                         ----------      ----------      ----------    -----------      ----------
Total redeemable stock                                       75,860               -               -              -          75,860
                                                         ----------      ----------      ----------    -----------      ----------
Shareholders' equity:
Preferred stock                                                   -               -               -                              -
Common stock                                                 42,570               -               -              -          42,570
Paid-in capital                                             679,670               -               -              -         679,670
Accumulated deficit                                         (76,440)              -               -              -         (76,440)
Accumulated other comprehensive income (loss)               (11,770)              -               -              -         (11,770)
Less:  Restricted stock awards                                    -               -               -              -               -
Investment by Parent/Guarantor                                    -         695,220         440,200     (1,135,420)              -
                                                         ----------      ----------      ----------    -----------      ----------
Total shareholders' equity                               $  634,030      $  695,220      $  440,200    $(1,135,420)     $  634,030
                                                         ----------      ----------      ----------    -----------      ----------
Total liabilities, redeemable stock and shareholders'
equity                                                   $  712,350      $1,823,000      $1,553,760    $(1,135,420)     $2,953,690
                                                         ==========      ==========      ==========    ===========      ==========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING BALANCE SHEETS
DECEMBER 31, 2000
$ IN THOUSANDS

                                                            PARENT       GUARANTOR    NON-GUARANTOR   ELIMINATIONS   CONSOLIDATED
                                                            ------       ---------    -------------   ------------   ------------
ASSETS
Current assets:
Cash and cash investments                                $        -      $   (1,210)     $   27,530    $         -      $   26,320
Receivables, net                                                  -          33,580          86,390              -         119,970
Inventories                                                       -          63,060         130,180              -         193,240
Deferred and refundable income taxes                              -          53,970           1,370              -          55,340
Prepaid expenses and other current assets                         -          31,250           7,920              -          39,170
                                                         ----------      ----------      ----------    -----------      ----------
Total current assets                                              -         180,650         253,390              -         434,040
Equity and other investments in affiliates                        -               -          26,060              -          26,060
Property and equipment, net                                       -         578,350         382,440              -         960,790
Excess of cost over net assets of acquired companies              -         420,200         584,240              -       1,004,440
Investment in subsidiaries                                  724,030         423,070               -     (1,147,100)              -
Deferred financing costs and other assets                         -         383,020         183,480              -         566,500
                                                         ----------      ----------      ----------    -----------      ----------
Total assets                                             $  724,030      $1,985,290      $1,429,610    $(1,147,100)     $2,991,830
                                                         ==========      ==========      ==========    ===========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                         $        -      $   93,030      $   62,590    $         -      $  155,620
Accrued liabilities                                               -         102,940          93,800              -         196,740
Current maturities, long-term debt                                -           5,410          40,940              -          46,350
                                                         ----------      ----------      ----------    -----------      ----------
Total current liabilities                                         -         201,380         197,330              -         398,710
Other long-term debt                                              -         740,860         440,080              -       1,180,940
Subordinated debentures                                           -         245,360               -              -         245,360
Deferred income taxes                                             -         153,820         167,520              -         321,340
Other long-term liabilities                                       -         107,640          39,870              -         147,510
Intercompany accounts, net                                   26,060        (161,740)        135,680              -               -
                                                         ----------      ----------      ----------    -----------      ----------
Total liabilities                                        $   26,060      $1,287,320      $  980,480    $         -      $2,293,860
                                                         ----------      ----------      ----------    -----------      ----------
Redeemable preferred stock                                   33,370               -               -              -          33,370
Redeemable restricted common stock                           45,900               -               -              -          45,900
Less:  Restricted stock awards                              (20,560)              -               -              -         (20,560)
                                                         ----------      ----------      ----------    -----------      ----------
Total redeemable stock                                       58,710               -               -              -          58,710
                                                         ----------      ----------      ----------    -----------      ----------
Shareholders' equity:
Preferred stock                                                   -               -               -                              -
Common stock                                                 38,670               -               -              -          38,670
Paid-in capital                                             617,780               -               -              -         617,780
Accumulated deficit                                         (27,260)              -               -              -         (27,260)
Accumulated other comprehensive income (loss)                10,070               -               -              -          10,070
Less:  Restricted stock awards                                    -               -               -              -               -
Investment by Parent/Guarantor                                    -         697,970         449,130     (1,147,100)              -
                                                         ----------      ----------      ----------    -----------      ----------
Total shareholders' equity                               $  639,260      $  697,970      $  449,130    $(1,147,100)     $  639,260
                                                         ----------      ----------      ----------    -----------      ----------
Total liabilities, redeemable stock and shareholders'
equity                                                   $  724,030      $1,985,290      $1,429,610    $(1,147,100)     $2,991,830
                                                         ==========      ==========      ==========    ===========      ==========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001
$ IN THOUSANDS

                                                           PARENT       GUARANTOR     NON-GUARANTOR   ELIMINATIONS   CONSOLIDATED
                                                           ------       ---------     -------------   ------------   ------------
Net sales                                               $        -      $1,137,190      $  992,130       $(1,490)    $ 2,127,830
Cost of sales                                                    -        (989,060)       (742,040)        1,490      (1,729,610)
                                                        ----------      ----------      ----------       -------     -----------
Gross profit                                                     -         148,130         250,090             -         398,220
Selling, general and administrative expenses                     -        (109,400)       (147,790)            -        (257,190)
Legacy restricted stock award expense                            -          (7,930)              -             -          (7,930)
                                                        ----------      ----------      ----------       -------     -----------
Operating profit                                                 -          30,800         102,300             -         133,100
                                                        ----------      ----------      ----------       -------     -----------
Other income (expense),net:
Interest expense                                                 -         (76,980)        (71,180)            -        (148,160)
Equity and other income (loss) from affiliates                   -               -          (8,930)            -          (8,930)
Intercompany income (expense), net                               -          12,670         (12,670)            -               -
Other, net                                                       -         (21,210)         (2,730)            -         (23,940)
                                                        ----------      ----------      ----------       -------     -----------
Other income (expense), net                                      -         (85,520)        (95,510)            -        (181,030)
                                                        ----------      ----------      ----------       -------     -----------
Income (loss) before income taxes                                -         (54,720)          6,790             -         (47,930)
Income (taxes) credit                                            -          13,450          (8,850)            -           4,600

Equity in net income of subsidiaries                       (43,330)          6,870               -        36,460               -
                                                        ----------      ----------      ----------       -------     -----------
Net income (loss)                                       $  (43,330)     $  (34,400)     $   (2,060)      $36,460     $   (43,330)
Preferred stock dividends                                   (5,850)              -               -             -          (5,850)
                                                        ----------      ----------      ----------       -------     -----------
Earnings (loss) attributable to common stock            $  (49,180)     $  (34,400)     $   (2,060)      $36,460     $   (49,180)
                                                        ==========      ==========      ==========       =======     ===========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
ONE MONTH ENDED DECEMBER 31, 2000
$ IN THOUSANDS

                                                          PARENT        GUARANTOR    NON-GUARANTOR   ELIMINATIONS  CONSOLIDATED
                                                          ------        ---------    -------------   ------------  ------------
Net sales                                                $      -       $ 46,210       $ 58,630        $    (70)     $104,770
Cost of sales                                                   -        (54,110)       (39,570)             70       (93,610)
                                                         --------       --------       --------        --------      --------
Gross profit                                                    -         (7,900)        19,060               -        11,160
Selling, general and administrative expenses                    -        (14,940)       (21,030)              -       (35,970)
Legacy restricted stock award expense                           -         (1,220)             -               -        (1,220)
Charge for asset impairment                                     -              -              -               -             -
                                                         --------       --------       --------        --------      --------
Operating loss                                                  -        (24,060)        (1,970)              -       (26,030)
                                                         --------       --------       --------        --------      --------
Other income (expense),net:
Interest expense                                                -         (9,960)        (4,480)              -       (14,440)
Equity and other income (loss) from affiliates                  -              -         (1,000)              -        (1,000)
Intercompany income (expense), net                              -         (1,560)         1,560               -             -
Other, net                                                      -         (7,850)         6,720               -        (1,130)
                                                         --------       --------       --------        --------      --------
Other income (expense), net                                     -        (19,370)         2,800               -       (16,570)
                                                         --------       --------       --------        --------      --------
Income (loss) before income taxes                               -        (43,430)           830               -       (42,600)
Income (taxes) credit                                           -         15,570            160               -        15,730

Equity in net income of subsidiaries                      (26,870)         1,990              -          24,880             -
                                                         --------       --------       --------        --------      --------
Net income (loss)                                        $(26,870)      $(25,870)      $    990        $ 24,880      $(26,870)
Preferred stock dividends                                    (390)             -              -               -          (390)
                                                         --------       --------       --------        --------      --------
Earnings (loss) attributable to common stock             $(27,260)      $(25,870)      $    990        $ 24,880      $(27,260)
                                                         ========       ========       ========        ========      ========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2001
$ IN THOUSANDS

                                                           PARENT     GUARANTOR   NON-GUARANTOR  ELIMINATIONS  CONSOLIDATED
                                                           ------     ---------   -------------  ------------  ------------
Cash flows from operating activities:
Net cash provided by operating activities                 $ 23,600     $287,890     $(140,260)      $     -      $171,230
                                                          --------     --------     ---------       -------      --------
Cash flows from investing activities:
Captial expenditures                                             -      (77,840)      (40,180)            -      (118,020)
Acquisitions, net of cash acquired                               -      (83,320)            -             -       (83,320)
Proceeds from notes receivable                                   -          630           470             -         1,100
Proceeds from sale/leaseback of fixed assets                     -       73,590        11,070             -        84,660
Other, net                                                       -        4,230          (270)            -         3,960
                                                          --------     --------     ---------       -------      --------
Net cash used for investing activities                           -      (82,710)      (28,910)            -      (111,620)
                                                          --------     --------     ---------       -------      --------
Cash flows from financing activities:
Proceeds from borrowings                                         -      115,890        11,080             -       126,970
Principal payments on borrowings                                 -     (179,320)      (36,180)            -      (215,500)
Change in intercompany accounts                            (23,600)    (156,070)      179,670             -             -
Other, net                                                       -        2,600             -             -         2,600
                                                          --------     --------     ---------       -------      --------
Net cash provided by (used for) financing activities       (23,600)    (216,900)      154,570             -       (85,930)
                                                          --------     --------     ---------       -------      --------
Net increase (decrease) in cash                                  -      (11,720)      (14,600)            -       (26,320)
Cash and cash equivalents, beginning of year                     -       (1,210)       27,530             -        26,320
                                                          --------     --------     ---------       -------      --------
Cash and cash equivalents, end of year                    $      -     $(12,930)    $  12,930       $     -      $      -
                                                          ========     ========     =========       =======      ========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
ONE MONTH ENDED DECEMBER 31, 2000
$ IN THOUSANDS

                                                                PARENT     GUARANTOR   NON-GUARANTOR  ELIMINATIONS  CONSOLIDATED
                                                                ------     ---------   -------------  ------------  ------------
Cash flows from operating activities:
Net cash provided by (used for) operating activities          $  77,600    $(113,310)    $  30,830      $      -     $ (4,880)
                                                              ---------    ---------     ---------      --------     --------
Cash flows from investing activities:
Captial expenditures                                                  -       (2,260)       (6,900)            -       (9,160)
Acquisitions, net of cash acquired                                    -     (365,170)            -             -     (365,170)
Proceeds from sale/leaseback of fixed assets                          -       51,290        (7,700)            -       43,590
Other, net                                                            -            -             -             -            -
                                                              ---------    ---------     ---------      --------     --------
Net cash provided by (used for) investing activities                  -     (316,140)      (14,600)            -     (330,740)
                                                              ---------    ---------     ---------      --------     --------
Cash flows from financing activities:
Proceeds from borrowings                                              -      259,870        11,600             -      271,470
Principal payments on borrowings                                      -      (41,000)      (11,600)            -      (52,600)
Proceeds from issuance of common stocks                               -      126,110             -             -      126,110
Dividends paid                                                     (390)           -             -             -         (390)
Change in intercompany accounts                                 (77,210)      80,010        (2,800)            -            -
Other, net                                                            -        3,340           (20)            -        3,320
                                                              ---------    ---------     ---------      --------     --------
Net cash provided by financing activities                       (77,600)     428,330        (2,820)            -      347,910
                                                              ---------    ---------     ---------      --------     --------
Net increase (decrease) in cash                                       -       (1,120)       13,410             -       12,290
Cash and cash equivalents, beginning of year                          -          (90)       14,120             -       14,030
                                                              ---------    ---------     ---------      --------     --------
Cash and cash equivalents, end of year                        $       -    $  (1,210)    $  27,530      $      -     $ 26,320
                                                              =========    =========     =========      ========     ========

Pre-acquisition Basis Condensed Consolidating Financial Information

     As discussed in Note 1., on November 2000, a recapitalization of the Company was consummated in accordance with the terms of a recapitalization agreement.

Subsequently, the Company retroactively adopted purchase accounting for the November 2000 recapitalization transaction.

The pre-acquisition basis financial information for the periods prior to November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis. As a result the pre-acquisition basis condensed consolidating financial information is not comparable to the post-acquisition basis condensed consolidating financial information.


The following condensed consolidating financial information presents:

     (1) Condensed consolidating financial statements for the eleven months ended November 30, 2000 and the year ended December 31, 1999 of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

     (2) Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
ELEVEN MONTHS ENDED NOVEMBER 27, 2000
$ IN THOUSANDS


                                                         PARENT       GUARANTOR   NON-GUARANTOR  ELIMINATIONS    CONSOLIDATED
                                                         ------       ---------   -------------  ------------    ------------
Net sales                                               $429,650      $257,520       $859,860      $  (1,640)    $ 1,545,390
Cost of sales                                           (352,890)     (203,070)      (609,230)         1,640      (1,163,550)
                                                        --------      --------       --------      ---------     -----------

Gross profit                                              76,760        54,450        250,630             --         381,840
Selling, general and administrative expenses             (56,960)          410       (135,340)            --        (191,890)
Gains on disposition of businesses, net                      680            --             --             --             680
Legacy restricted stock award expense                     (5,330)           --             --             --          (5,330)
                                                        --------      --------       --------      ---------     -----------
Operating profit                                          15,150        54,860        115,290             --         185,300
                                                        --------      --------       --------      ---------     -----------

Other income (expense),net:
Interest expense                                         (39,350)          (30)       (39,130)            --         (78,510)
Equity and other income from affiliates                   10,820            --             --             --          10,820
Gain from disposition of, or changes in
investments in equity affiliates                          27,520            --             --             --          27,520
Intercompany income (expense), net                        21,700        (4,270)       (17,430)            --              --
Income related to termination of interest rate swap
agreements                                                12,940            --             --             --          12,940
Other, net                                                (3,730)         (360)         2,690             --          (1,400)
                                                        --------      --------       --------      ---------     -----------
Other income (expense), net                               29,900        (4,660)       (53,870)            --         (28,630)
                                                        --------      --------       --------      ---------     -----------

Income (loss) before income taxes and extraordinary
charge                                                    45,050        50,200         61,420             --         156,670
Income (taxes) credit                                    (31,470)       (2,610)       (27,290)            --         (61,370)
                                                        --------      --------       --------      ---------     -----------

Net income (loss) before extraordinary charge             13,580        47,590         34,130             --          95,300
Extraordinary charge, net of taxes of $7,930             (36,330)           --             --             --         (36,330)

Equity in net income of subsidiaries                      81,720         1,530             --        (83,250)             --
                                                        --------      --------       --------      ---------     -----------

Net income (loss)                                       $ 58,970      $ 49,120       $ 34,130      $ (83,250)    $    58,970
Preferred stock dividends                                     --            --             --             --              --
                                                        --------      --------       --------      ---------     -----------
Earnings (loss) attributable to common stock            $ 58,970      $ 49,120       $ 34,130      $ (83,250)    $    58,970
                                                        ========      ========       ========      =========     ===========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
$ IN THOUSANDS

                                                           PARENT        GUARANTOR    NON-GUARANTOR  ELIMINATIONS   CONSOLIDATED
                                                           ------        ---------    -------------  ------------   ------------
Net sales                                               $  506,740      $  237,440      $  938,310      $(2,800)     $1,679,690
Cost of sales                                             (418,420)       (188,830)       (642,210)       2,800      (1,246,660)
                                                        ----------      ----------      ----------      -------      ----------

Gross profit                                                88,320          48,610         296,100            -         433,030
Selling, general and administrative expenses               (60,740)            590        (149,680)           -        (209,830)
Gains on disposition of businesses, net                     14,440               -               -            -          14,440
Legacy restricted stock award expense                       (4,700)              -               -            -          (4,700)
Charge for asset impairment                                      -          (8,000)         (9,510)           -         (17,510)
                                                        ----------      ----------      ----------      -------      ----------
Operating profit                                            37,320          41,200         136,910            -         215,430
                                                        ----------      ----------      ----------      -------      ----------

Other income (expense), net:
Interest expense                                           (31,020)            (40)        (52,570)           -         (83,630)
Equity and other income from affiliates                     13,230               -               -            -          13,230
Gain (charge) from dispoistion of, or changes in
investments in equity affiliates                            (3,150)              -               -            -          (3,150)
Intercompany income (expense), net                           8,490          (4,170)         (4,320)           -               -
Other, net                                                  (2,860)         (1,040)          1,490            -          (2,410)
                                                        ----------      ----------      ----------      -------      ----------
Other income (expense), net                                (15,310)         (5,250)        (55,400)           -         (75,960)
                                                        ----------      ----------      ----------      -------      ----------

Income (loss) before income taxes                           22,010          35,950          81,510            -         139,470
Income (taxes) credit                                       (9,670)         (3,540)        (33,830)           -         (47,040)

Equity in net income of subsidiaries                        80,090           1,590               -      (81,680)              -
                                                        ----------      ----------      ----------      -------      ----------

Net income (loss)                                       $   92,430      $   34,000      $   47,680     $(81,680)     $   92,430
Preferred stock dividends                                        -               -               -            -               -
                                                        ----------      ----------      ----------      -------      ----------
Earnings (loss) attributable to common stock            $   92,430      $   34,000      $   47,680     $(81,680)     $   92,430
                                                        ==========      ==========      ==========      =======      ==========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
ELEVEN MONTHS ENDED NOVEMBER 27, 2000
$ IN THOUSANDS

                                                          PARENT       GUARANTOR    NON-GUARANTOR   ELIMINATIONS    CONSOLIDATED
                                                          ------       ---------    -------------   ------------    ------------
Cash flows from operating activities:
Net cash provided by operating activities              $   272,590     $   12,850     $   12,490      $       -      $  297,930
                                                       -----------     ----------     ----------      ---------      ----------
Cash flows from investing activities:
Captial expenditures                                       (34,990)       (28,970)       (33,890)             -         (97,850)
Proceeds from sale of businesses, net                        3,200              -              -              -           3,200
Acquisitions, net of cash acquired                               -              -        (21,330)             -         (21,330)
Proceeds from notes receivable                                (220)             -          1,480              -           1,260
Proceeds from sale of equity investments                   123,920              -              -              -         123,920
Proceeds from sale/leaseback of fixed assets                (3,420)         9,870          1,050              -           7,500
Other, net                                                 (16,480)             -            240              -         (16,240)
                                                       -----------     ----------     ----------      ---------      ----------
Net cash provided by (used for) investing activities        72,010        (19,100)       (52,450)             -             460
                                                       -----------     ----------     ----------      ---------      ----------
Cash flows from financing activities:
Proceeds from borrowings                                 1,000,290              -         42,830              -       1,043,120
Principal payments on borrowings                        (1,033,830)             -        (67,150)             -      (1,100,980)
Debt issuance costs                                        (41,470)             -              -              -         (41,470)
Investment from Heartland Investment Group                 435,220              -              -              -         435,220
Retirement of common stock                                (584,830)             -              -              -        (584,830)
Dividends paid                                             (10,740)             -              -              -         (10,740)
Purchase accounting transaction costs                      (39,580)             -              -              -         (39,580)
Proceeds from interest rate swap settlement                 15,820              -              -              -          15,820
Change in intercompany accounts                            (58,770)         7,130         51,640              -               -
Other, net                                                  (4,570)             -           (840)             -          (5,410)
                                                       -----------     ----------     ----------      ---------      ----------
Net cash used for financing activities                    (322,460)         7,130         26,480              -        (288,850)
                                                       -----------     ----------     ----------      ---------      ----------
Net increase (decrease) in cash                             22,140            880        (13,480)             -           9,540
Cash and cash equivalents, beginning of year               (22,300)          (810)        27,600              -           4,490
                                                       -----------     ----------     ----------      ---------      ----------
Cash and cash equivalents, end of year                 $      (160)    $       70     $   14,120      $       -      $   14,030
                                                       ===========     ==========     ==========      =========      ==========

METALDYNE CORPORATION
GUARANTOR/NON-GUARANTOR
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999
$ IN THOUSANDS

                                                           PARENT       GUARANTOR    NON-GUARANTOR  ELIMINATIONS  CONSOLIDATED
                                                           ------       ---------    -------------  ------------  ------------
Cash flows from operating activities:
Net cash provided by (used for) operating activities     $  85,250       $(98,430)     $ 165,810      $      -     $ 152,630
                                                         ---------       --------      ---------      --------     ---------
Cash flows from investing activities:
Captial expenditures                                       (24,640)       (45,990)       (65,110)            -      (135,740)
Proceeds from sale of businesses, net                       92,620              -              -             -        92,620
Acquisitions, net of cash acquired                         (88,550)             -              -             -       (88,550)
Proceeds from notes receivable                                  20              -          2,160             -         2,180
Proceeds from sale/leaseback of fixed assets                   350          6,430          3,540             -        10,320
Other, net                                                 (29,810)             -         21,550             -        (8,260)
                                                         ---------       --------      ---------      --------     ---------
Net cash provided by (used for) investing activities       (50,010)       (39,560)       (37,860)            -      (127,430)
                                                         ---------       --------      ---------      --------     ---------
Cash flows from financing activities:
Proceeds from borrowings                                    24,000              -          4,540             -        28,540
Principal payments on borrowings                           (20,660)          (460)       (19,030)            -       (40,150)
Retirement of common stock                                 (19,530)             -              -             -       (19,530)
Dividends paid                                             (13,470)             -              -             -       (13,470)
Change in intercompany accounts                            (30,180)       137,610       (107,430)            -             -
Other, net                                                  12,150              -        (17,640)            -        (5,490)
                                                         ---------       --------      ---------      --------     ---------
Net cash provided by (used for) financing activities       (47,690)       137,150       (139,560)            -       (50,100)
                                                         ---------       --------      ---------      --------     ---------
Net increase (decrease) in cash                            (12,450)          (840)       (11,610)            -       (24,900)
Cash and cash equivalents, beginning of year                (9,850)            30         39,210             -        29,390
                                                         ---------       --------      ---------      --------     ---------
Cash and cash equivalents, end of year                   $ (22,300)      $   (810)     $  27,600      $      -     $   4,490
                                                         =========       ========      =========      ========     =========